Persimmon Onshore - Custody Agreement 2005-09-27

PERSIMMON GROWTH PARTNERS FUND, L.P.,

as Client,

- and -

ROYAL BANK OF CANADA,

acting through its Portfolio Services Group,

as Custodian

CUSTODY AGREEMENT

as of September 27, 2005

Persimmon Onshore - Custody Agreement 2005-09-27

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TABLE OF CONTENTS
(continued)

SCHEDULES

Schedule 1	Client Documents
Schedule 2	Authorized Persons
Schedule 3	Custodian Fees
Exhibit A	Form of Current Account Agreement
Exhibit B-l	Form of Opinion of Client’s New York Counsel
Exhibit B-2	Form of Opinion of Client’s Delaware Counsel
Addendum A	Cash Management

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Persimmon Onshore - Custody Agreement 2005-09-27

CUSTODY AGREEMENT dated as of September 27, 2005 (as amended, supplemented or otherwise modified from time to time, this “Custody Agreement”) between ROYAL BANK OF CANADA, in the capacity of custodian hereunder (together with any affiliate thereof performing custodial services hereunder as permitted herein, and any permitted successors and assigns of Royal Bank of Canada or any such affiliate acting in such capacity, the “Custodian”), and PERSIMMON GROWTH PARTNERS FUND, L.P. (the “Client” and, together with the Custodian, the “Parties”).

WHEREAS:

A.          The Custodian provides fund custodial services directly or through the services of Affiliates, including but not limited to RBC Capital Markets Corporation.

B.           The Client is a limited partnership organized under the laws of Delaware, as more fully described in the offering memorandum or private placement memorandum, subscription documents, memorandum and articles of association or limited partnership agreement, and such other charter documents creating the Client and authorizing it, inter alia, to execute and deliver this Custody Agreement and to perform its obligations hereunder, which documents are identified on Schedule 1 hereto and copies of which have been delivered to the Custodian (as replaced or amended, supplemented or otherwise modified from time to time, provided copies of such replacements or amendments, supplements or other modifications have been delivered to the Custodian, the “Client Documents”).

C.           Persimmon Capital Management, LP is the investment manager of the Client (the “Investment Manager”).

D.           The Client wishes to engage the Custodian to perform certain custodial services and the Custodian has agreed to perform certain custodial services for the Client on the terms and conditions provided in this Custody Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.            Certain Defined Terms.

As used in this Custody Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Support Providers” means any Person which is not an employee or Affiliate of the Custodian, utilized by the Custodian to perform ancillary services of an administrative nature such as couriers, messengers or other commercial transport systems.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Authorized Person” means those Persons specified in Schedule 2 hereto as of the date hereof or otherwise from time to time identified in writing to the Custodian by the Client and the Investment Manager, respectively, as authorized on behalf of the Client or the Investment Manager, respectively, to direct the Custodian hereunder and/or to access internet-based reports and services as provided herein.

“Bank” has the meaning provided in Section 9-102(a)(8) of the UCC.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or obligated by law or by local proclamation to close.

“Cash” means cash from whatever source and in whatever currency.

“Clearance System” means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of securities or other Financial Instruments in the country where it is incorporated or organized or that acts as a transnational system for the central handling of securities or other Financial Instruments) used in connection with transactions relating to securities or other Financial Instruments and any nominee of the foregoing.

“Client” has the meaning provided in the caption of this Custody Agreement.

“Confidential Information” means information that the Client (or the Investment Manager on behalf of the Client) furnishes to the Custodian on a confidential basis by informing the Custodian in writing that such information is confidential or marking such information as confidential, but does not include any such information that (a) is or at the time of disclosure by such Person has become generally available to the public other than as a result of a disclosure by the Custodian or its directors, officers, employees, advisors or agents in breach of this Custody Agreement, (b) was available to the Custodian on a non-confidential basis prior to its disclosure to the Custodian by such Person, (c) is or at the time of disclosure by such Person has become available to the Custodian from a source other than the Client or the Investment Manager, unless the Custodian has actual knowledge that such source is prohibited from transmitting the information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Client, or (d) has been authorized by the Client to be disseminated on a non-confidential basis. Confidential Information shall be limited to information regarding the Client’s portfolio of assets.

“Contractual Settlement Date” means:

(a)          with respect to the purchase or sale of any Financial Instrument (except as provided in clause (b) of this definition), the date the parties have contracted to settle the trade; provided that the Custodian has received reasonable notice of such date;

(b)          with respect to the purchase or sale of any short term money market investments, the date specified by the Investment Manager at the time at which it gave Instructions to the Custodian for such purchase or sale; provided such Instructions were timely given;

(c)          with respect to the maturity of a Financial Instrument, the maturity date; and

(d)         with respect to interest and dividend payments, the due date established by the payor.

“Control Agreement” means any agreement of the Custodian, made in accordance with the request of, or upon the instruction of, the Client, pursuant to which the Custodian agrees to comply with Entitlement Orders or other instructions of a secured party of the Client with respect to the Custody Account and/or the Deposit Account or Secondary Account without the further consent of the Client.

“Corporate Actions” means any conversion privileges, subscription rights, warrants or other rights or options available in connection with any Property, including those relating to the reorganization, recapitalization, takeover, consolidation, amalgamation, merger, liquidation, or filing for or declaration of bankruptcy.

“Current Account Agreement” means a Current Account Agreement in substantially the form of Exhibit A hereto with respect to a Deposit Account maintained pursuant to the terms and conditions thereof.

“Custodian” has the meaning provided in the caption of this Custody Agreement.

“Custodian Information” means all confidential information relating to the custody relationship of the Client and the Custodian hereunder, or otherwise relating to the Custodian and its businesses to the extent such information is identified to the Client as private or proprietary or confidential, and all information provided by the Custodian to the Client via the internet including, but not limited to, databases and the selection, co-ordination, and arrangement of the contents thereof.

“Custodian’s Jurisdiction” shall mean the securities intermediary’s jurisdiction and bank’s jurisdiction of the Custodian, in its respective capacities as Securities Intermediary and Bank hereunder, within the UCC meaning of those terms.

“Custody Account” means one or more Securities Accounts (each and collectively) established and maintained by the Custodian as Securities Intermediary for and on behalf of the Client as Entitlement Holder to which shall be credited Property consisting of Financial Instruments from time to time received by the Custodian for the account of the Client and credit balances in respect thereof.

“Custody Agreement” has the meaning provided in the caption of this Custody Agreement.

“Deposit Account” means one or more deposit accounts (within the meaning of Section 9-102(a)(29)) of the UCC), in the name of the Client (each and collectively) established and maintained by the Custodian as the bank for and on behalf of the Client as its customer to which shall be credited Property constituting Cash from time to time received and held by the Custodian for the account of the Client.

“Entitlement Holder” has the meaning provided in Section 8-102(a)(7) of the UCC.

“Entitlement Order” has the meaning provided in Section 8-102(a)(8) of the UCC.

“Financial Asset” has the meaning provided in Section 8-102(a)(9) of the UCC and shall include, for all purposes hereof, any Financial Instruments and any other Property and Cash credited to the Custody Account.

“Financial Instruments” means:

(a)          interests in a unit trust, limited partnership, limited liability company or any other investment fund;

(b)         shares, units, bonds, futures contracts, currencies, instruments, debentures, negotiable instruments, securities and other financial assets or investments;

(c)          warrants, options or other rights to subscribe, purchase, call for delivery of or otherwise acquire, shares, units, bonds, futures contracts, currencies, instruments, debentures, negotiable instruments, securities and other financial assets or investments; and

(d)         any derivative products based on the foregoing, whether such derivative products or any underlying interest are traded over-the-counter or on an exchange, including, but not limited to:

(i)          rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross- currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions (including any option with respect to any of these transactions and any combination of these transactions);

(ii)         interests in a unit trust, limited partnership, limited liability company or any other investment fund;

(iii)        repurchase transactions, reverse repurchase transactions or buy/sell back transactions;

(iv)       forward contracts;

(v)        financial and/or stock index futures contracts;

(vi)       contracts under which the rights and/or liabilities of the parties are determined by reference to a financial and/or stock index or securities or commodities;

(vii)      contracts or other instruments or strategies the value of which is based upon the market price, value or level of an index or the market price or value of a security, commodity, economic indicator or financial instrument or bench mark, or the value of a specified account in which securities, commodities and/or derivative transactions or an combination of such transactions may be carried out;

(viii)     put and call options on securities, contracts, instruments, or derivative products; and

(ix)        any transaction similar to any of those enumerated above that is currently or in the future becomes regularly entered into in the financial markets and that is a forward, swap, future or option on one or more rates, currencies, commodities, equity instruments, debt securities or debt instruments, or economic indices or measures of economic risk or value.

“ICA” means the Investment Company Act of 1940, as amended, 15 U.S.C. § 80a-1 et seq., and the regulations issued thereunder.

“Indemnified Party” has the meaning provided in Section 17(a) of this Custody Agreement.

“Instructions” means instructions, Entitlement Orders or other directions by, or reasonably believed by the Custodian to be by, the Client or the Investment Manager, as the case may be, to the Custodian in the form of an authenticated notification communicated to the Custodian, which may be provided by facsimile transmission, followed by delivery of the original, specifying directions, entitlement orders or other instructions to the Custodian, including, but not limited to, directing the transfer, redemption, or disposition of a Financial Instrument or Proceeds or any receipt or disposition of Cash, in any case, credited to the Custody Account or Deposit Account, as the case may be, given by, or reasonably believed by the Custodian to be given by, an Authorized Person.

“Market Infrastructures” means S.W.I.F.T, Fed wire, the internet, public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and postal services.

“Material Agreements” means any material agreement entered into between the Client and any Person, including without limitation prime broker agreements, investment adviser agreements, credit agreements and ISDA master agreements.

“Parties” has the meaning provided in the caption of this Custody Agreement.

“Person” means any natural person, partnership, corporation, limited liability company, joint stock company, estate, trust (including a business trust), unincorporated association, joint venture or other entity (or any segregated portfolio, cell or other similar legally respected subdivision of the foregoing which may contract on its own behalf or on whose behalf the entity may contract) or any government or any political subdivision or agency, department or instrumentality thereof.

“Proceeds” means any additions to, substitutions for, replacements, proceeds, earnings, distributions, dividends or profits and products of or with respect to the Property identified in clauses (i), (ii) and (iii) of the definition thereof.

“Property” means any property (including, but not limited to, all assets, cash, currencies and all rights to any property or cash) of the Client, from time to time paid or delivered by the Client to the Custodian, or otherwise received by the Custodian from or on behalf of the Client, for credit to the Custody Account or the Deposit Account, now existing or hereafter arising, including, but not limited to:

(i)          Financial Instruments;

(ii)        Cash;

(iii)       Security Entitlements to any of the foregoing; and

(iv)       Proceeds.

“RBC Group” means Royal Bank of Canada and any company or other entity directly or indirectly controlling, controlled by, or under common control with Royal Bank of Canada or otherwise affiliated with Royal Bank of Canada.

“Secondary Account” has the meaning provided in Addendum A.

“Securities Account” has the meaning provided in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning provided in Section 8-102(a)(14) of the UCC.

“Security Entitlement” has the meaning provided in Section 8-102(a)(17) of the UCC.

“Sub-Custodian” means any sub-custodian of the Property, or Securities Intermediary maintaining one or more Securities Accounts for the Custodian as Entitlement Holder, appointed by the Custodian for the safekeeping, clearance and settlement of Financial Instruments.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the securities or other ownership interests, having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions for such other Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, assessments, deductions, withholdings or other charges and related liabilities, including additions to tax, penalties and interest, imposed on or in respect of (a) any of the Property or (b) the transactions effected under this Custody Agreement.

“Transaction Documents” means all applicable subscription agreements, redemption agreements and transfer agreements regarding the subscription for, delivery, deposit, transfer, redemption or sale of the Financial Instruments, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York. References herein to specific provisions of the UCC include any corresponding provisions in any amendments hereafter made to the UCC and any successor provisions.

“Voting Materials” means all proxies, proxy solicitation materials and other communications received by the Custodian relating to the Property that call for voting.

2.           Appointment of the Custodian.

(a)          The Client hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as the custodian of the Property with responsibility for the safekeeping of the Property of the Client, to the extent held in the physical custody of the Custodian, and as the Securities Intermediary of the Client with respect to the Property constituting Financial Assets and any Security Entitlements thereto, with responsibility for maintaining the Securities Account as provided in the UCC, and as its Bank with respect to the Deposit Account and any Cash credited thereto as provided in the Current Account Agreement and subject to the duties and responsibilities of a Bank under applicable law, and, in every case, subject to the terms of this Custody Agreement.

(b)          The Custodian shall not be responsible for any Property of the Client held or received by the Client and not delivered to and accepted by the Custodian for credit to the Custody Account or Deposit Account, as provided herein.

(c)          All Financial Instruments, Cash and Proceeds referred to herein and credited by the Custodian to any account maintained by the Custodian as a Securities Account for the Client as the Entitlement Holder thereto are to be treated as Financial Assets under Article 8 of the UCC.

3.           Appointment of Sub-Custodians; Use of Other Third Parties.

(a)          The Custodian may not appoint Sub-Custodians for the holding of the Property or any Security Entitlement of the Custodian thereto.

(b)          The Custodian may utilize Administrative Support Providers in connection with the Custodian’s performance of its duties under this Custody Agreement. The Custodian shall use reasonable care in the selection of Administrative Support Providers but shall otherwise have no responsibility for the performance by such Persons of their duties or functions.

(c)          The Custodian may utilize, and deposit or procure the deposit of Financial Instruments with, any Clearance System as required by law, regulation or market practice and may utilize any Market Infrastructure. The Custodian shall have no responsibility for selection or appointment of, or for performance by, any Clearance System or Market Infrastructure.

4.           Accounts.

(a)          The Custodian shall establish and maintain pursuant to the terms of this Custody Agreement the Custody Account, comprising one or more Securities Accounts for and on behalf of the Client to which Financial Instruments and Proceeds constituting Financial Instruments shall be credited. To the extent such Financial Instruments or Proceeds constitute commodity contracts within the meaning of Section 9-102(a)(15) of the UCC, the account to which they are credited shall constitute a commodity account within the meaning of Section 9-102(a)(14) of the UCC and the Client shall constitute a commodity customer of the Custodian acting as a commodity intermediary, as such terms are defined in Sections 9-102(a)(16) and (17) of the UCC.

(b)          The Custodian shall also establish and maintain the Deposit Account and shall credit to such Deposit Account, subject to the provisions of this Custody Agreement, all Cash received by it for the account of the Client.

(c)          The Client hereby directs the Custodian, pursuant to the power of attorney granted herein, to execute and deliver to the Custodian, on behalf of the Client, one or more Current Account Agreements to establish one or more Deposit Accounts on the books of the Custodian as the Bank with respect thereto. The Client hereby authorizes and directs the Custodian to “sweep” Cash from the Deposit Account to other accounts maintained by the Custodian or its Affiliates or any third party as further provided in Addendum A and, to the extent any such cash management may generate Proceeds that constitute Financial Instruments or otherwise convert Cash into Financial Instruments, to credit such Financial Instruments to the Custody Account, in any case, without further Instructions of the Client. The Client understands and acknowledges that deposits in the Deposit Account or in any Secondary Account (as defined in Addendum A) are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

(d)          The Custodian may determine in its sole and absolute discretion whether to (i) accept for custody in the Custody Account, Financial Instruments of any kind, (ii) accept for deposit in the Deposit Account, Cash in any currency or (iii) remove from the Custody Account and return to the Client any Financial Instruments of any kind in the Custody Account.

5.           Authorized Persons and Instructions.

(a)          Schedule 2 attached reflects those individuals (with specimen signatures) authorized by the Client and the Investment Manager, respectively, to act for such Persons as of the date of this Custody Agreement. From time to time, to the extent the identities of any such individuals authorized to act for any such Person shall change, the Client shall furnish and shall cause the Investment Manager, as the case may be, to furnish, to the Custodian a written list of the names and signatures of Authorized Persons under the terms of this Custody Agreement. The Custodian shall be entitled to deal with any individual or other Person that it reasonably believes to be an Authorized Person until the Custodian is notified otherwise in writing by the Person that designated such Authorized Person and the Custodian has had sufficient time to implement such notice. The Client and the Investment Manager, respectively, will familiarize Authorized Persons with all of the Client’s obligations under this Custody Agreement. The Custodian shall be under no duty to question any Instruction given, or purporting to be given, by any Person it reasonably believes to be an Authorized Person or to evaluate or question the performance of any such Person and may act in accordance with any such Instructions. The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)           The Client and the Custodian will comply with security procedures agreed to between them designed to verify the origination of Instructions.

(ii)          The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to an account number only, even if no account name is provided.

(iii)         The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)         The Custodian may decide not to act on an Instruction where it reasonably doubts its accuracy, contents, authorization, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v)          If the Custodian acts on any Instruction sent manually (including by facsimile or telephone), then, if the Custodian complies with the security procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction. The Client expressly acknowledges that it is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)         Instructions shall be given in the English language.

(vii)        The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii)       The Custodian shall not be required to act on any Instruction if it determines that so acting could expose it or any other member of RBC Group to potential liability, if doing so would require it to expend its own funds, or if it determines that so acting could lead to a breach by Client of any agreement between Client and any member of RBC Group.

(b)          Only Authorized Persons may give Instructions to the Custodian on behalf of the Client. The Custodian shall be fully protected in acting in accordance with all such Instructions given or reasonably believed by the Custodian to have been given or in failing to act in the absence thereof and shall be fully protected and absolved from any liability arising therefrom. If the Custodian is not provided with full and complete Instructions in a timely manner when required, then the Custodian shall be fully protected and absolved from any liability arising from the failure to act in relation thereto. The Custodian shall not be responsible for any errors or inaccuracies contained in Instructions transmitted to it or for any delays or failures in such transmissions caused by equipment breakdown or unavailability of equipment.

(c)           Notwithstanding anything to the contrary, the Custodian shall not be required to comply with Instructions to settle the purchase of any Financial Instrument on behalf of the Client unless there is sufficient Cash at the time and the Financial Instruments are readily obtainable, nor shall the Custodian be required to comply with Instructions to settle the sale of any Financial Instruments on behalf of the Client unless such Financial Instruments are held in appropriate transferable form by the Custodian for the Client or credited to the Custody Account. For clarity, (i) the Custodian shall have no obligation to advance payment on behalf of the Client or to advance any Financial Instrument on behalf of the Client in any transaction constituting a delivery versus payment but may delay settlement until it has, as the case may be, received from the Client the funds to be paid or Financial Instrument to be delivered in respect thereof and (ii) the Custodian is not obligated to credit Financial Instruments to the Custody Account before receipt of such Financial Instruments by final settlement. If the Custodian receives Instructions that would result in the delivery of Financial Instruments exceeding credits to the Custody Account for such Financial Instruments, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(d)           The Client shall, no later than 12:00 pm on the fourth Business Day preceding each calendar month, (i) provide to the Custodian all Instructions relating to investment allocations for such calendar month, and (ii) have sufficient Cash in immediately available funds in the Deposit Account in order to carry out such Instructions. If such Instructions are received after such time, or are incomplete or incorrect, or if sufficient Cash is not available until after such time, the Custodian is not obligated to accept such Instructions; if, however, it chooses to accept such Instructions, it may do so in its sole and absolute discretion, and accordingly any such investment allocations will be subject to additional fees as noted in Schedule 3 hereto.

(e)           In furtherance and not in derogation of the foregoing, nothing contained in this Custody Agreement shall be construed to require the Custodian to perform any service, do any act or execute and deliver any agreement, that would cause the Custodian to be deemed an investment manager or adviser or commodity trading adviser or that could cause the Client, the Custodian or any nominee of either, to act in contravention of any Client Document, Material Agreement or any provision of applicable law in any jurisdiction.

6.            Deposit Account Procedures.

(a)          The Custodian is not obligated to make a credit to the Deposit Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit before such receipt, the Custodian may at any time reverse all or part of the credit (including any interest thereon), make an appropriate entry to the Deposit Account, and if it reasonably so decides, require repayment of any debit in the Deposit Account resulting therefrom.

(b)          The Custodian is not obliged to make any debit to the Deposit Account which might result in or increase a debit balance. However, the Custodian may debit the Deposit Account even if this results in (or increases) a debit balance. If the total amount of debits to the Deposit Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Deposit Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(c)          The Custodian may at any time in its sole and absolute discretion cancel any extension of credit made by the Custodian as such. The Client will transfer to the Custodian on closure of the Deposit Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance in the Deposit Account or any other extension of credit and any interest, fees and other amounts owed.

(d)          The Client shall bear all of the risk and expense associated with Cash denominated in any currency.

7.            Records; Ownership of Property.

(a)          All Property shall at all times and in all circumstances be clearly recorded in the books and records of the Custodian to indicate the Client’s beneficial ownership of the Property or its Security Entitlement to Property credited to any Securities Account.

(b)          Reserved.

(c)          If Property is directly held by the Custodian on the books of the issuer or other Person (including registrar or transfer agent) maintaining records of ownership of the same, such Property shall be registered or recorded on the books of such issuer or other Person in the name or nominee name of the Custodian. If the Client delivers any such interests to the Custodian for credit to the Custody Account and such interests are registered or otherwise recorded in the name of the Client on the books of the issuer or other Person maintaining records of ownership of the same, the interests so delivered shall be endorsed to the Custodian or its nominee and the Client shall cause the issuer or other Person maintaining ownership records to reregister or rerecord the ownership of such interests in the name or nominee name of the Custodian.

8.            Accounting; Account Statements.

(a)           Subject to the terms and conditions of any Control Agreement applicable to the Custody Account or the Deposit Account, the Custodian shall account for all Property received by it, shall disburse or retain any income, dividends, distributions, or other Cash proceeds received with respect to the Property, pursuant to Instructions.

(b)         The Custodian will provide to the Client monthly statements of account in such format as the Custodian routinely offers to its customers in the ordinary course of its business. The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors in such statement. Absent such notification within such sixty (60) day period, the Custodian shall have no liability for any loss or damage in regard to such discrepancy or errors.

9.           Withdrawal of Property.

Subject to the terms and conditions of any Control Agreement applicable to the Custody Account or the Deposit Account, all Property held by the Custodian shall be withdrawn and transferred by the Custodian only in accordance with Instructions except as otherwise provided in this Custody Agreement or in accordance with an order of a court or other governmental authority having jurisdiction of the Custodian. The Custodian shall have no duty or responsibility in respect of the application of the Property so withdrawn, or withdrawn on termination of this Custody Agreement.

10.         Powers of the Custodian.

(a)         Directed Powers of the Custodian. The Custodian shall have and may exercise the following powers and authority on behalf of the Client to execute and deliver in its name or nominee name, or take such other actions as may be necessary, in the administration of the Custody Account and Deposit Account upon Instructions of the Client (or the Investment Manager) but subject to any Control Agreement applicable to the Custody Account and Deposit Account:

(i)           to settle on behalf of the Client the purchase and sale of Property;

(ii)          to the extent the Custodian so agrees, in its sole discretion unless required by applicable Law, to recognize and record any liens against the Property;

(iii)         to complete and process all Voting Materials;

(iv)          to process any Corporate Actions; provided that the Client has provided Instructions to the Custodian within the time frames specified by the Custodian in its notice relating to such Corporate Actions;

(v)         to borrow on behalf and in the name of the Client money against the grant of a security interest in, lien on, charge over or pledge of, the Property, for which purpose the Client hereby expressly authorizes such grant and pledge by the Custodian on behalf of the Client; provided that the Client hereby also authorizes, directs and instructs the Custodian, as a standing Instruction with respect to any such borrowing, that the principal and interest charges on such borrowing shall be timely paid by the Custodian to the lender out of the Property as the lender may require, shall in no event be payable by the Custodian to the lender out of proprietary funds of the Custodian, and such obligation for payment from the Property shall constitute an obligation secured hereunder by the security interest, lien on, pledge of and right of set-off against the Property herein granted to the Custodian by the Client;

(vi)        to write, issue, purchase, hold, sell and exchange Financial Instruments in its name or nominee name for and on behalf of the Client or, if deemed appropriate by the Custodian, in the name of the Client, subject to appropriate agreements;

(vii)       to enter into and settle foreign exchange transactions in the name of and on behalf of the Client, or in the Custodian’s name or nominee name for and on behalf of the Client, for purposes of facilitating settlement of trades of, and investments in, Property, subject to appropriate agreements (and any such transactions may be entered into with such counterparties as the Custodian may choose in its sole discretion, including members of the RBC Group).

(b)           Reserved.

(c)           Undirected Powers of the Custodian. The Custodian shall have and exercise the following powers and authority on behalf of the Client to execute and deliver in its name or nominee name, or in the name of the Client, or take such other actions as may be necessary, in the administration of the Custody Account and Deposit Account (but subject to any Control Agreement applicable to the Custody Account and Deposit Account) without further Instructions from the Client (or the Investment Manager):

(i)           to select and utilize Clearance Systems, Administrative Support Providers and Market Infrastructures;

(ii)          to take all reasonable steps to collect and receive all income, principal, dividends and other payments and distributions when due in respect of any Property in its custody and promptly credit all cash receipts received by it for the account of the Client but the Custodian shall not be required to commence any litigation to collect such any payment or distribution;

(iii)         with respect to Voting Materials, promptly to forward, or arrange to have promptly forwarded, to the Client all Voting Materials which the Custodian receives;

(iv)         with respect to Corporate Actions, promptly to forward to the Client information received by the Custodian with respect to the Property and request instructions with respect to any Corporate Action where required; provided, however, that the Custodian shall not be obligated to forward or summarize any shareholder communications that do not constitute Corporate Actions, including shareholder mailings, notices, or reports other than Corporate Actions;

(v)         if the Custodian deems it necessary or appropriate, to provide reports or other information, upon request and to the extent such reports and information are public, to interested parties regarding the Property held by the Custodian;

(vi)        Reserved;

(vii)       to invest uninvested Cash in the manner described in Addendum A; and

(viii)      generally, to take all action, whether or not expressly authorized, which is customary for a custodian and/or which the Custodian may deem necessary or desirable, in its sole discretion, for the fulfillment of its duties hereunder.

(d)         Power of Attorney. The Client hereby appoints the Custodian to be its true and lawful attorney-in-fact, to execute and deliver in its name or otherwise and on its behalf, any and all documents, agreements or other instruments in writing or otherwise authenticated which are to be, or which may be, executed and delivered or otherwise authenticated, in connection with the transactions or matters contemplated by this Custody Agreement, including, but not limited to, a Current Account Agreement. This power of attorney is coupled with an interest and shall be irrevocable until this Custody Agreement is terminated in accordance with its terms.

(e)          Reliance on Counsel. The Custodian may employ suitable agents and legal counsel, who may be counsel for the Client, and their reasonable compensation, expenses and disbursements shall constitute reimbursable expenses under this Custody Agreement. The Custodian shall be entitled to rely on and may act upon the advice of counsel obtained in good faith on all matters and shall be without liability for any action taken or omitted pursuant to such advice.

11.         Settlement.

(a)         The Custodian shall, in jurisdictions where settlement practices permit, credit or debit the Property to and from the Custody Account or Deposit Account, as the case may be, in connection with the receipt of interest or dividends or the sale or redemption of any Financial Instrument held hereunder and the purchase of any Financial Instrument, on the Contractual Settlement Date with respect thereto, whether such monies have been received, or payment made, by the Contractual Settlement Date. However, the Custodian shall not be required to make any such credit or debit unless and until payment or Property, as the case may be, is received. If the Custodian, in its sole discretion credits the Custody Account for payment or debits Property, in either case in advance of receipt thereof on the Contractual Settlement Date, it may, in its sole discretion at any time prior to actual receipt of payment reverse and unwind such credit or debit to the extent permissible under applicable law or pursuant to the rules and procedures of any self-regulatory organization or Clearance System.

(b)         The Client understands that in some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, notwithstanding the Client’s Instruction to deliver Financial Instruments against payment or to pay for Financial Instruments against delivery, the Custodian may make or accept payment for or delivery of Financial Instruments at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

12.          Fees and Expenses.

(a)          Fees. In consideration of the services provided by the Custodian hereunder, the Custodian shall be compensated as set forth on Schedule 3. The Custodian’s fees are subject to adjustment by the Custodian upon thirty (30) days’ prior notice to the Client.

(b)          Expenses. The Client agrees to pay the Custodian’s out-of-pocket and incidental expenses, including, but not limited to, reasonable legal fees, in connection with the Custodian’s performance under or enforcement of this Custody Agreement or otherwise in connection herewith. All costs and expenses, including any tax liability, stamp duty, or other tax charged or chargeable in respect of any transaction hereunder shall be paid by the Client to the Custodian as set forth therein. In addition, except as otherwise expressly excluded herein, the Custodian shall be reimbursed for any costs, disbursements and expenses incurred in the performance of its duties hereunder.

(c)          Statements. The Custodian shall send to the Client itemized statements setting out the amount of all compensation, disbursements and expenses provided for herein and such amounts shall be due and payable within thirty (30) days after the date on which such invoice is delivered.

(d)          Due Payment. Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be obligated to act upon Instructions (including the delivery of any Property to any Person) until all the amounts due and owing to the Custodian under this Custody Agreement have been paid in full. The Custodian shall give the Client notice of its decision not to act as soon as practicable upon the making of such decision; provided, the failure of the Custodian to give such notice shall not impair its decision hereunder.

13.         The Custodian’s Lien and Right of Set-off.

(a)         Lien. The Client hereby assigns, transfers and grants to the Custodian a first priority security interest in, lien on and pledge of the Property (including without limitation the Custody Account, the Deposit Account, the Cash and other Property of the Client credited to the Custody Account or any Secondary Account and the interest, if any, of the Client in any Secondary Account) to secure the obligations of the Client to the Custodian hereunder, including, but not limited to, any credit by the Custodian of Property or funds to the Custody Account or Deposit Account in advance of receipt thereof, any payments for principal or interest due in respect of any borrowing by the Custodian on behalf of the Client or other obligations of the Client undertaken by the Custodian on its behalf as provided herein, and all amounts due to the Custodian hereunder in respect of costs, fees, expenses, disbursements, taxes, indemnities or otherwise. In addition to all its rights hereunder or under applicable law, the Custodian shall have all rights and remedies available to a secured party under the UCC or other applicable law.

(b)         Set-off. Without prejudice to any power, right or remedy that the Custodian may otherwise have under any applicable law and without limiting the security interest and lien granted to the Custodian under paragraph (a) above, unless prior payment has been made by the Client, without prior notice to the Client but with subsequent advice thereof to the Client, provided, the failure of the Custodian to provide any such notice or advice shall not impair its rights hereunder, the Custodian may, in its discretion, notwithstanding anything to the contrary unless prohibited by applicable law:

(i)           deduct from the Property (which, for the purposes of this Section shall include any Deposit Account and any Cash or other Property of the Client credited to any Secondary Account) any amounts due and owing to the Custodian by the Client, including amounts due and owing to the Custodian under this Custody Agreement or any other agreement to which the Parties are party, in whatever capacities; and/or

(ii)          sell any Property on such terms as it thinks fit in its discretion, apply any proceeds of such sale to any amounts due and owing to the Custodian by the Client, including amounts due and owing to the Custodian under this Custody Agreement or any other agreement between the Custodian and the Client, and deposit the balance of such proceeds, if any, in the Custody Account or Deposit Account, as appropriate.

14.         Relationship between the Custodian and the Client.

(a)          Nothing in this Custody Agreement nor any act or omission hereunder shall constitute, or be construed to create, any joint venture or partnership between the Custodian and the Client.

(b)          The Custodian shall have no responsibility for the investment management of the Property or for the investment decisions of the Investment Manager except, subject to any Control Agreement, for carrying out Instructions. The Client represents that it has made its own decision with respect to any particular Financial Instrument, transaction or investment strategy and has not construed any communication of the Custodian, whether written or oral, including the information available on the internet to the extent provided herein, as a recommendation, advice, opinion, assurance or guarantee with respect to the nature, potential value or suitability of any particular Financial Instrument, transaction, investment or investment strategy.

15.         Tax Status; Withholding Taxes.

(a)         The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owners’ tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties or providing other information or documents, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(b)         Any Taxes payable with respect to any payment to be made to the Client will be payable by the Client. The Custodian may pay out of the Property or withhold from payments out of the Property all Taxes which the Custodian believes are required to be so paid or withheld. If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any Cash or other Property in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency in respect of any Taxes.

(c)         All payments made by the Client under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of any Taxes; provided that, for the purposes of this subsection, “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Client will increase the amount paid so that the full amount of such payment is received by the Custodian.

16.        Notices and Communication.

(a)         Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto under or with respect hereto shall be given (i) in writing, or (ii) only to the extent provided in clause (iii) below and in paragraph (b) of this Section 16, electronically. All notices that include or constitute any Instructions shall be given in writing only (which may be by facsimile transmission followed by hard copy delivery of the original thereof). Written notices shall be deemed to have been duly given or made (i) in the case of any such notices containing or constituting Instructions, upon actual receipt by the Custodian prior to the close of business of the Custodian on a Business Day (or otherwise, at the opening of business of the Custodian on the next succeeding Business Day after actual receipt thereof); (ii) for all other written notices, (x) five Business Days after being mailed, properly addressed with first class postage prepaid, or (y) upon actual receipt thereof by the receiving party, if delivered by hand, overnight courier or facsimile transmission (and, if received on any day that is not a Business Day or after close of business on a Business Day, at the opening of business of the receiving party on the next succeeding Business Day); and (iii) to the extent agreed by the Custodian in its sole discretion with respect to notices other than those including or constituting Instructions, upon actual receipt electronically at the e-mail address provided for herein (and, if received on a day other than a Business Day or after the close of business on any Business Day, at the opening of business of the receiving party on the next succeeding Business Day). Every such notice shall be addressed to the receiving party at its address or facsimile number or e-mail address, as the case may be, as set forth below, or at such other address, facsimile number or e-mail address, as the case may be, as a party may hereafter (and prior to the delivery of such notice) specify by a written notice to the other party. As of the date hereof, the address, facsimile number and e-mail address of each party is:

If to the Client:

Persimmon Growth Partners Fund, L.P.
c/o Persimmon GP, LLC
620 West Germantown Pike
Suite 270
Plymouth Meeting, PA 19462
Attention: Gregory Horn
Telephone Number: (877) 502-6840
Facsimile Number: (484) 342-4144
E-mail: ghorn@persimmoncapital.com

If to the Custodian:

Royal Bank of Canada
Portfolio Services Group
One Liberty Plaza, 2nd Floor
New York, NY 10006-1404
Attention: Michael Nobes
Telephone Number: (212)858-6021
Facsimile Number: (212)858-6059
E-mail: michael.nobes@rbccm.com

with a copy to:

Attention: Walter Borek
Telephone Number.: (212) 428-6514
Facsimile Number: (212) 428-2306
E-mail: walter.borek@rbccm.com

(b)         Internet.

(i)          To the extent the Custodian so elects, the Client agrees that the Custodian may make certain materials, including Corporate Actions and Voting Materials, as well as certain other written information, documents, instruments and material relating to the Custodian or the Client, or any other materials or matters relating to this Custody Agreement or any transaction or relationship contemplated hereby, other than Instructions (collectively, the “Communications”) available by posting such matters, or a notice of their availability, on an electronic system (the “Custodian Website”). The Client acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Custodian Website is provided “as is” and “as available” and (C) neither the Custodian nor any Affiliate, agent or Sub-Custodian warrants the accuracy, adequacy or completeness of the Communications or the Custodian Website and each expressly disclaims liability for errors or omission in the Communications or the Custodian Website; provided, that the Custodian will use commercially reasonable efforts to rectify any problems brought to its attention with respect to the operation of the Custodian Website. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non- infringement of third party rights or freedom from viruses or other code defects is made by the Custodian or any of its Affiliates, agents or Sub-Custodians in connection with the Custodian Website or any Communications transmitted therein; provided, that notwithstanding anything else contained herein, the Custodian shall operate and maintain the Custodian Website in a commercially reasonable manner. The Client agrees that notice to it via e-mail as provided in paragraph (a) of this Section 16, specifying that any Communication has been posted to the Custodian Website, shall constitute effective delivery of such information, documents or other materials to the Client for purposes of this Custody Agreement.

(ii)         With respect to the Client’s access and use of the Custodian Website and the Custodian’s services available through the Custodian Website via the Internet, in order to receive information on the Custody Account and Deposit Account, the Client shall, and shall cause each Authorized Person to maintain all identifiers and passwords assigned to Authorized Person in confidence. The Client shall be responsible for any and all information, including messages and instructions, entered, transmitted or received under identifiers and passwords of Authorized Persons and for the investment and other consequences thereof. The Custodian, in its sole discretion and without prior notice to the Client, may modify the form and content of any display on the Custodian Website at any time and in any way, including terminating any information or service provided thereon.

17.         Liability and Responsibility of the Custodian.

(a)          The Custodian is responsible for the performance of only those duties as are expressly set forth herein. The Custodian shall have no implied duties or obligations. The Custodian shall not under any circumstances whatsoever be liable to the Client, its employees, Affiliates, its officers, directors, shareholders, members, or partners, or the Investment Manager or any other Person, in respect of any loss, cost, expense or damage sustained or liability incurred by the Client or any such other Persons by reason of any act, advice, statement (expressed or implied), default or omission by the Custodian or its officers, directors, employees, shareholders, members, agents, nominees or representatives or the officers, directors, employees, shareholders, members, agents, nominees or representatives of any of them (collectively, the “Indemnified Party”), except to the extent resulting from the gross negligence or willful misconduct of the Custodian or its employees acting in the ordinary course of their employment. In no event shall the Custodian be liable for any consequential, incidental, punitive, exemplary or special damages, including but not limited to loss of reputation, goodwill, business or profit.

(b)          In furtherance and not in derogation thereof, the Custodian shall not be responsible for:

(i)          the authenticity or validity of title to any Property;

(ii)         any act or omission required or demanded by any governmental, taxing, regulatory or other competent authority in any country in which all or part of the Property is held or which has jurisdiction over the Custodian, the Client or the Investment Manager;

(iii)        any failure to act on Instructions, if the Custodian reasonably believed that to do so might result in breach of any applicable law or regulation or supervisory authority or the terms of this Custody Agreement; or

(iv)        the acts, omissions, defaults or insolvency of any third party, including, but not limited to, any Administrative Support Provider, Clearance System, broker, counterparty or issuer of Financial Instruments.

The Custodian shall in any event have no liability or responsibility for equipment failure, communication line failure, system failure, security failure, unauthorized access or use of the identifier and password of an Authorized Person, theft, or any problem, technological or otherwise, that might prevent the Client from accessing internet-based services.

(c)          The Custodian shall have no duty or responsibility to:

(i)          advise the Client or any Authorized Person regarding any default in the payment of principal or income of any Financial Instrument;

(ii)         evaluate or report to the Client, the Investment Manager or any Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Instruments are delivered or received or payments are made or received pursuant to this Custody Agreement;

(iii)         review or reconcile trade confirmations received from brokers (and the Client shall bear all responsibility to review such confirmations against Instructions issued to and statements issued by the Custodian); or

(iv)        except as may not be waived under applicable law, to provide the Client with information concerning the Financial Instruments or the issuers thereof or of any counterparty to a transaction with the Client, no matter how such information is acquired by the Custodian, unless it is provided directly by the issuer of such Financial Instruments for the holders of such Financial Instruments or by such counterparty for delivery to the Client. Specifically, the Client acknowledges that the Custodian may be in possession of information regarding the Financial Instruments or issuers of, or counterparties in respect of, Financial Instruments (including any such information acquired by the Custodian as underwriter of such Financial Instruments or as lender or financial or investment adviser to any Person) and that the Custodian has no obligation to disclose such information to the Client.

(d)         The Client understands and agrees that the Custodian’s performance of this Custody Agreement is subject to the relevant local laws, regulations, decrees, orders and governmental acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Financial Instruments or Cash are held.

(e)         The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Financial Instruments or Cash or relating to Financial Instruments or Cash as may be required by any relevant authority, whether governmental or otherwise.

(f)          The Custodian does not warrant or guarantee the form, authenticity, -salue or validity of any Financial Instrument received by the Custodian.

(g)         The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under this Custody Agreement (including Section 10 hereof) not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

18.        Indemnification of the Custodian.

(a)         Except to the extent resulting from its gross negligence or willful misconduct, the Indemnified Party shall at all times be indemnified and held harmless by the Client from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by the Indemnified Party in connection with this Custody Agreement or any custodial or other services provided hereunder or pursuant hereto, including, but not limited to, any such fees, judgments and amounts incurred by the Indemnified Party by reason of or on account of:

(i)           the Indemnified Party having acted, or omitted to act, if such action or omission to act is wholly or in part in accordance with Instructions, whether or not such Instructions are unlawful, mistaken, wrong, or inconsistent with the provisions of this Custody Agreement or any other agreement between the Custodian and the Client;

(ii)          any action or failure to act of the Client, the Investment Manager or any Authorized Person or any officer, director, employee or agent of any of them; and

(iii)         indemnities that have been granted by the Custodian to the issuer of any Financial Instrument necessary to induce such issuer to effect an assignment or re-registration of title to the Financial Instrument from the Client to the Custodian or necessary to induce such issuer to consent to a pledge of such Financial Instrument by Client to Royal Bank of Canada.

(b)         The Client shall indemnify and hold harmless the Indemnified Party from any liability or loss incurred or resulting from the imposition or assessment of any taxes, including income taxes, penalties and interest, or other governmental charges, and any related expenses with respect to income from Financial Instruments or any other Property.

(c)         None of the provisions of this Custody Agreement shall require the Indemnified Party to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless first indemnified to its satisfaction.

19.        Non-Solicitation.

(a)         During the term of this Custody Agreement, and for a period of six (6) months thereafter, the Client shall not, and the Client shall ensure that the Investment Manager shall not, directly or indirectly, either 6r themselves or on behalf of any other Person, without the prior consent of the Custodian, solicit to employ or retain as a consultant or independent contractor, any Person who currently is, or during the preceding six (6) month period was, known by the Client or the Investment Manager to be in the employ of the Custodian and/or its Affiliates.

(b)         The Client and the Investment Manager acknowledge and agree that due to the unique services to be provided by the Custodian’s employees, and the confidential nature of the information the Custodian’s employees will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Custodian. The Client and the Investment Manager expressly acknowledge the importance to the Custodian of the covenants set forth in this Section 19 and recognize that the Custodian would not enter into this Custody Agreement and would not permit the Client and the Investment Manager access to the Custodian’s services without the Client’s and the Investment Manager’s agreement hereto, in acknowledgement and agreement of which the Client and the Investment Manager shall execute and deliver this Custody Agreement as indicated below.

20.          Representations of the Client.

The Client hereby represents and warrants to and covenants with the Custodian as follows (and will deliver to the Custodian, concurrently with any extension of credit to Client by Royal Bank of Canada under a credit agreement, opinions of counsel substantially in the form and content of Exhibit B-1 and B-2 hereto (which, for the avoidance of doubt, may be combined as a single opinion of counsel to the extent such counsel is qualified in the applicable jurisdictions and knowledgeable with respect to such matters as is contemplated by such Exhibits B-1 and B-2), or in such other form and content acceptable to the Custodian in its sole discretion, and as to such other matters as shall be reasonably specified by the Custodian):

(a)          The Client (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where failure so to qualify and be in good standing or to be licensed could have a material adverse effect on the Client or its assets or the rights of the Custodian hereunder, (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iv) is not an “investment company” (as defined in the ICA) required to register under the ICA.

(b)          More specifically and without Imitation of the foregoing, the Client has the power and authority to:

(i)           grant to the Custodian the powers and authorities granted to it pursuant to this Custody Agreement, including all powers and authorities in respect of the Client and any Property;

(ii)          authorize the Custodian to establish bank accounts in the name of the Client with the Custodian; and

(iii)         give Instructions in relation to the safekeeping and custody of the Property, and to authorize others to do so where applicable.

(c)          The execution, delivery and performance by the Client of this Custody Agreement and all related agreements, instruments or documents required or contemplated hereby are within the Client’s powers, have been duly authorized by all necessary action and do not and will not (i) contravene any Client Document or other constitutive document of the Client, (ii) contravene any contractual restriction binding on the Client or require any consent under any agreement, instrument or document to which the Client or any of its Affiliates is a party or by which any of its or their properties or assets is bound, (iii) result in or require the creation or imposition of any lien, security interest or other claim on or against any property or assets of the Client except to the extent expressly provided for or permitted hereunder, or (iv) violate any law, rule or regulation (including, but not limited to the ICA, the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such Acts), order, writ, judgment, injunction, decree, determination or award or other legal requirement applicable to the Client or to the property or assets of the Client. The Client is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for any such violation or breach that would not have a material adverse effect on the Client, its assets or properties or its performance of its obligations hereunder.

(d)           Reserved.

(e)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or entity in any jurisdiction or any other third party is required to authorize, or is required in connection with, (i) the execution, delivery or performance by the Client of this Custody Agreement or any agreement, instrument or document required or contemplated hereby, or (ii) the legality, validity, binding effect or enforceability of this Custody Agreement or any such other agreement, instrument or document.

(f)           This Custody Agreement and any agreements, instruments or documents required or contemplated hereby have been (or, with respect to any such other agreements, instruments or documents to be executed and delivered subsequent to the date hereof, will be) duly executed and delivered by or on behalf of the Client and are, or, with respect to any such other agreements, instruments or documents, upon the execution and delivery thereof, will be, the legal, valid and binding obligations of the Client, enforceable against the Client in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(g)           The Client has complied (for at least the last five years or since the date of its formation, if in existence less than five (5) years) and will continue to comply with all laws, rules and regulations having application to its existence, its business, properties and assets, its execution, delivery and performance of this Custody Agreement, the Client Documents, the Material Agreements, or otherwise. Each Material Agreement is in full force and effect and the Client is not in default under any provision of any such Material Agreement.

(h)           The Client has delivered to the Custodian (i) executed copies of each Client Document, (ii) a copy of the resolutions of the Client approving the appointment of the Custodian as the Client’s custodian, and authorizing the Client’s execution, delivery and performance of this Custody Agreement and (iii) the names and facsimile signatures of individuals and other Persons authorized to act on behalf of the Client in connection with this Custody Agreement. The Client will deliver to the Custodian any other documents and information the Custodian may from time to time reasonably require to enable it to perform and comply with its duties and obligations under this Custody Agreement. The Client shall not amend, supplement or otherwise modify or caused to be amended, supplemented or otherwise modified, any Client Document, if such amendment, supplement or other modification could have a material adverse effect, or impose additional obligations, on the Custodian except upon the Custodian’s prior written consent, which may be withheld by the Custodian in its sole discretion or conditioned upon such amendments, supplements or other modifications of this Custody Agreement or any other agreement to which the Parties are party, as the Custodian may require. The Client shall deliver to the Custodian promptly any new Client Document and any replacement for or amendment or supplement to any Client Document; provided, that any material adverse change to any Client Document shall not be effective with respect to the Custodian without the Custodian’s prior written consent.

(i)           Neither the Client, the Investment Manager, nor any of their officers, directors, employees or agents, has been convicted of any felony or misdemeanor involving money laundering or the offer, purchase or sale of any security or commodity or in connection with the making of any false filing with any securities or commodities administrator, or arising out of the conduct of the business of an underwriter, broker, dealer, investment adviser, or commodity trading advisor, or of any felony or misdemeanor involving money laundering or fraud as an essential element, deceit or intentional wrongdoing, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud or of any crime involving moral turpitude or which is designed to protect consumers against unlawful or deceptive practices. There is no administrative, civil or criminal proceeding pending or threatened against the Client or the Investment Manager that could have a material adverse effect on the Client’s business or financial condition.

(j)           Each of the Client and its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its material properties and assets including, but not limited to, all assets to be held and maintained by the Custodian for and on behalf of the Client. All such material properties and assets, including but not limited to all such assets held and maintained by the Custodian for and on behalf of the Client are held or owned free and clear of any liens, security interests or claims to or against such properties and assets, including but not limited to all such assets held and maintained by the Custodian for and on behalf of the Client, other than those liens, security interest or claims expressly permitted under and pursuant to this Custody Agreement, or pursuant to (i) any credit facility extended to the Client by Royal Bank of Canada or its permitted successors and assigns, as lender and secured party, or (ii) any structured derivative transaction entered into between the Client and Royal Bank of Canada or its permitted successors and assigns, as swap counterparty and secured party, to the extent provided in applicable agreements therefor. The Client has no knowledge of any insolvency or bankruptcy proceeding of any type instituted by or with respect to any issuer of assets to be held and maintained by the Custodian for or on behalf of the Client or any event that could reasonably be expected to have a material adverse effect on such assets or the Custodian in its performance of its obligations hereunder with respect to such assets.

(k)          Each of the Client and its Subsidiaries has filed all income tax returns and all other material tax returns that are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for taxes contested in good faith as to which adequate reserves have been provided in accordance with United States generally accepted accounting principles consistently applied. Neither the Client nor any of its Subsidiaries has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Client or such Subsidiary or is aware of any circumstances that would cause the taxable years or other taxable periods of the Client or such Subsidiary not to be subject to the normally applicable statute of limitations.

(l)           Neither the Client nor any of its Subsidiaries nor any of their assets, properties and revenues, including, but not limited to, the assets held and maintained by the Custodian for or on behalf of the Client, has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any law, rules or regulations of any jurisdiction.

(m)         All information (i) provided to the Custodian with respect to the Client and its Subsidiaries or Affiliates and any of their properties or assets, including, but not limited to, the assets held or maintained by the Custodian for or on behalf of the Client hereunder, in connection with the negotiation, execution and delivery of this Custody Agreement or any other agreement, instrument or document required or contemplated hereby or the transactions and relationship provided hereunder and contemplated hereby and thereby, including but not limited to, any subscription documents or financial statements of the Client and its Subsidiaries, the Client Documents and any Material Agreements, or (ii) provided or to be provided by the Client and its Subsidiaries or Affiliates in any offering document of the Client (except as to information about the Custodian, if any, furnished by it specifically for inclusion therein, as to which the Client makes no representation), was or will be, on or as of the applicable date of provision thereof, complete and correct in all material respects and did not (or will not) contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(n)          The Client has read and will read all of the Transaction Documents and all representations to be made therein, either by the Client directly or by the Custodian in the name or on behalf of the Client. The Client hereby authorizes and directs the Custodian to make such representations on its behalf. All such representations, made by or on behalf of the Client are true, accurate and complete, and the Client agrees that it will immediately inform the Custodian if any such representation ceases to be true or accurate (in which event, Custodian shall have no liability for and shall be indemnified hereunder against, any losses, costs, claims or expenses resulting therefrom).

(o)         The Client is not, and it is not acting on behalf of, (i) an “employee benefit plan” or other plan subject to the prohibited transactions provisions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “IRC”), (ii) any entity which may be deemed to hold assets of any such plan, or (iii) a governmental, church or non-U.S. employee benefit plan which is subject to any federal, state, local or non-U.S. law that is similar to the prohibited transactions provisions of Section 406 of ERISA or Section 4975 of the IRC, and no part of the Property consists of the assets of any such “employee benefit plan” or plan specified in clause (i), (ii) or (iii) above.

(p)          Reserved.

(q)         Reserved.

(r)          Notwithstanding anything to the contrary, the foregoing representations, warranties and covenants of the Client shall be continuing representations, warranties and covenants, respectively, and shall be deemed to be reaffirmed upon , and with the same effect as if made on and as of the date of, (i) each Instruction given by the Client to the Custodian, (ii) each delivery of Property to the Custodian and (iii) each date on which the Client shall execute and deliver, or request services or perform it obligations under, any other agreement with the Custodian that implicates or depends upon the continuing enforceability of this Custody Agreement, including but not limited to any credit agreement, swap confirmation, security agreement and/or control agreement made by the Custodian as lender, swap counterparty, secured party and/or securities intermediary for the benefit of the Client as borrower, swap counterparty, and/or grantor of a security interest with respect to the Property.

21.         Representations of the Custodian.

The Custodian hereby represents and warrants to and covenants with the Client as follows:

(a)          The Custodian is duly organized and validly existing under the laws of the jurisdiction of its formation and has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Custody Agreement and to own its properties and conduct its business as described in this Custody Agreement.

(b)         The performance of its obligations under this Custody Agreement by the Custodian will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Custodian is a party or by which it is bound or to which any of the property or assets of the Custodian is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Custodian or to the property or assets of the Custodian, the effect of which conflict, violation or default would have a material adverse effect on the performance by the Custodian of its duties and obligations hereunder.

(c)          The Custodian has complied and will continue to comply with all laws, rules and regulations having application to its business, properties and assets, the violation of which could materially adversely affect the Custodian’s performance of its obligations under this Custody Agreement.

22.         Amendments.

This Custody Agreement, including any schedules, exhibits and addenda hereto, constitutes the entire agreement between the Parties (and, to the extent expressly provided herein, of the Investment Manager) with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the Parties unless it shall be in writing and signed by the Parties. This Custody Agreement may be amended at any time and from time to time, in whole or in part, only by written agreement of the Client and the Custodian.

23.          Termination.

(a)          Subject to the terms of any and all other agreements, instruments or other documents between the Client and the Custodian or any of its Affiliates, this Custody Agreement shall commence on the date hereof and shall continue in full force and effect but may be terminated:

(i)          by either Party upon at least ninety (90) days’ written notice to the other Party;

(ii)         by either Party, immediately, if the other Party commits a material breach of this Custody Agreement and fails to remedy such breach within twenty (20) Business Days after receipt of notice from the non-defaulting party requiring it to do so;

(iii)        by the Client, immediately, if the Custodian enters into liquidation or a receiver is appointed over any of the assets of the Custodian;

(iv)        by the Custodian, if a receiver is appointed for the Client or its assets or a liquidation or reorganization proceeding is commenced for the Client under the bankruptcy, insolvency or similar laws of any jurisdiction;

(v)         by the Custodian, immediately, upon dissolution of the Client or at any time upon the failure of the Client to be duly constituted and registered in all applicable jurisdictions;

(vi)        by the Custodian, immediately, if at any time the Custodian determines in its sole discretion that the Client does not, or no longer, meets Custodian’s anti-money laundering requirements; or

(vii)       by the Client upon at least thirty (30) days’ written notice to the Custodian upon an assignment by the Custodian to any successor Custodian or any Person acquiring the custody business of the Custodian without the prior express written consent of the Client; provided that any such written notice by Client shall be delivered to Custodian within fifteen (15) days of Client receiving notice of such assignment.

(b)          Except as otherwise provided herein and subject to any Control Agreement to which the Custodian may be or become party, the Custodian hereby agrees, upon termination of this Custody Agreement, at the sole expense of the Client, to deliver to or to the order of the Client all Property. The provisions of Sections 18, 19, 24, 28, 29 and 30 hereof shall survive any termination of this Custody Agreement.

(c)          After the effective date of the termination of this Custody Agreement, the Custodian shall not be obligated to comply with any Instructions (other than, subject to the terms of any Control Agreement, as to the transfer of the Property held by the Custodian or credited to a Custody Account or Deposit Account) and shall not be obligated to “sweep” or otherwise invest any Cash held in the Deposit Account. The Custodian’s fee shall continue to accrue following the termination of this Custody Agreement until the Custodian receives appropriate instructions for the transfer of the Property to a transferee willing and able to accept the same, and such transfers have been, in the reasonable opinion of the Custodian, effected and confirmed.

24.          Force Majeure.

Notwithstanding any other provision contained in this Custody Agreement, the Custodian shall not be liable for any action taken, delay or any failure to take any action required to be taken by it hereunder or otherwise to fulfill its duties or obligations hereunder (including, without limitation, the failure to receive or make any payment or comply with any Instructions) in the event and to the extent that the taking of such action, delay or such failure arises out of or is caused by or is directly or indirectly due to war; act of terrorism; insurrection; sabotage; enemy action; riot; labor disputes; civil commotion; rebellion; strike; lock-out; act of God; storm; tempest; accident; fire; damage (including water damage); explosion; restrictions on convertibility; requisition; any change in (including any change in interpretation, application, or administration of) law, decree, regulation, action or order of any government, governmental body or other competent authority (including any court or tribunal); unavailability of communication system; or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control or the reasonable control of any agent or delegate of the Custodian or Clearance System or securities system. The Custodian shall use all reasonable efforts to minimize the effect of any force majeure. In any such event, the Custodian shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and the Custodian continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable. If the Custodian is prevented from performing its obligations under this Custody Agreement as a result of a force majeure event for a continuous period of ten (10) Business Days, the Client shall be entitled to terminate this Custody Agreement with immediate effect following the expiration of such ten (10) Business Day period.

25.          Access to Records.

The Custodian shall, on reasonable notice and during normal business hours on any Business Day, at the Client’s expense, make available to and permit the Client and its auditors (so long as they are retained in that capacity), and such regulatory authorities as may have lawful jurisdiction over the Client, to inspect all accounts, books and records maintained by the Custodian in respect of the Property in connection with its duties under this Custody Agreement (and will seek to obtain such access from each Clearance System utilized by the Custodian); provided that the Client and such auditors comply with the Custodian’s requirements as to confidentiality.

26.          Conflicts of Interest; Transactions with Members of the RBC Group.

(a)          The Custodian’s services to the Client are not exclusive and, subject to the limitations otherwise provided in this Custody Agreement on the power and authority of the Custodian, the Custodian may for any purpose, and is hereby expressly authorized from time to time in its discretion to, appoint, employ, invest in, contract or deal with any Person, including but not limited to, itself and any Person with which it may directly or indirectly be affiliated or in which it may be directly or indirectly interested (including any member of the RBC Group), whether on its own account or for the account of another (in a fiduciary capacity or otherwise), without being liable to account therefor and without being in breach of this Custody Agreement. The Client specifically agrees and understands that any member of the RBC Group can engage as principal or otherwise in any transaction with, or effected by, the Client or by any Person for the Client’s account and benefit. When instructed to effect any transactions for the Client, the Custodian is entitled to effect such transaction by or with itself or any other member of the RBC Group and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions. Any member of the RBC Group entering into a transaction with the Client in any capacity other than as Custodian shall also be entitled to retain all principal, interest and other income to which it is entitled in such other capacity.

(b)         Without limiting the generality of the foregoing, the Client hereby authorizes the Custodian to act hereunder notwithstanding that the Custodian or any other member of the RBC Group may have a material interest in the transaction or that circumstances are such that the Custodian may have a potential conflict of duty or interest including the fact that the Custodian or any other member of the RBC Group may:

(i)          purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Client, or of units of the Client itself, whether on its own account or for the account of another (in a fiduciary capacity or otherwise);

(ii)         act as custodian or administrator to other funds or companies that may compete with the Client;

(iii)        act as a market maker in the Financial Instruments that form part of the Property to which Instructions relate;

(iv)        act as a sponsor, general partner, financial adviser or in a similar capacity with respect to other funds or companies that may compete with the Client;

(v)         provide brokerage services to other clients;

(vi)        act as financial adviser to the issuer of Financial Instruments held or acquired by the Client;

(vii)       act as administrator of the Client;

(viii)      act as a counterparty with respect to any transaction involving the Client or the Investment Manager, or direct or indirect investors in the Client or its Affiliates, including transactions involving Financial Instruments;

(ix)         lend money or property to the Client;

(x)          act in the same transaction for more than one client;

(xi)         be the issuer or guarantor of, or have a material interest in the issuance of, Financial Instruments that form part of the Property;

(xii)        hold, or have an Affiliate that may hold, a significant investment in the Client;

(xiii)       use in other capacities information acquired by the Custodian in its capacity as the Custodian;

(xiv)       earn profits from any of the transactions or activities listed above; and

(xv)        have a general lien on any Property held by it under this Custody Agreement to secure liabilities and obligations of the Client owed to the Custodian or any other member of the RBC Group with respect to any of the transactions or activities listed above.

27.          Disclosure of Information.

(a)          The Client acknowledges that the Custodian may be required or requested to disclose to the Client’s auditors, to governmental or regulatory authorities (including, but not limited to, bank examiners and tax authorities), or to any other Person requiring such information pursuant to law, rule, regulation or supervisory authority, the name, taxpayer identification, or the like, the address of the Client, the positions with respect to Financial Instruments or any other records or information (including Confidential Information) and hereby consents to such disclosures, which may be made without notice to or consent of the Client. The Client also acknowledges that, in connection with any investment or potential investment by the Client, the Custodian may receive requests from relevant third parties for copies of the Client Documents, this Custody Agreement, information relating to the Client’s anti-money laundering procedures, or personal information regarding the Client’s directors or authorized signatories. For example, an investment by the Client in a private investment vehicle may prompt such vehicle’s administrator to request such information. The Client hereby consents to the Custodian’s release of such information, in the Custodian’s sole and absolute discretion, provided that, for the avoidance of doubt, this paragraph shall in no way obligate the Custodian to release Custodian Information.

(b)          The Client agrees that it will from time to time provide to the Custodian such information, documentation and evidence as the Custodian may require to enable the Custodian to comply with paragraph (a) above or any requirement of law, including, but not limited to, its obligations in respect of the prevention of money laundering under applicable law.

28.          Property Rights of the Custodian.

Notwithstanding anything in this Custody Agreement expressly or by implication to the contrary, express or implied, all property rights to the systems, computer programs and procedures owned, licensed, used by or on behalf of the Custodian to perform its duties under this Custody Agreement shall remain solely with the Custodian and may not be used by the Client or the Investment Manager for any purpose. The foregoing includes all property and materials developed or created by the Custodian in connection with performing its duties under this Custody Agreement, including but not limited to, techniques, algorithms, tools, interfaces, media conveyors, software, menus, codes, methods, systems, processes, computer programs, operating instructions and unique design concepts and all documentation developed for or specifically relating thereto, and reports and notes prepared by the Custodian (excepting only the books and records of the Client or documents, information or data provided to the Custodian by the Client).

29.          Advertising.

The Client shall not display or distribute the name, trademark or service mark of the Custodian or its Affiliates (including any member of the RBC Group) without the prior written approval of the Custodian. The Client shall not advertise or promote any service provided by the Custodian or its Affiliates (including any member of the RBC Group) without the Custodian’s prior written consent. For the avoidance of doubt, the inclusion of Custodian’s name, as custodian to the Client, in the Client’s offering document shall not be deemed to be a violation of this Section.

30.          Confidentiality.

(a)          Without prejudice to Section 27(a) hereof, the Custodian will not, without the Client’s prior written consent (which shall not be unreasonably withheld), disclose (other than to its Affiliates and to its and its Affiliates’ directors, employees, agents, auditors and counsel, in each case only to the extent necessary for the Custodian’s performance and administration of this Custody Agreement and any Control Agreement) any Confidential Information with respect to the Client furnished to it under this Custody Agreement, except (i) as may be required to comply with any applicable law or pursuant to legal process or otherwise as required in connection with litigation (and the Custodian agrees that it will, to the extent reasonably practicable and if permitted by applicable law, give the Client prior written notice of such disclosure reasonably sufficient to permit the Client to contest such disclosure), (ii) to governmental or regulatory authorities (including bank examiners) or national rating agencies that require access to information about the Custodian’s accounts in connection with ratings issued to the Custodian, upon their request therefor, (iii) in connection with any proposed transaction between the Custodian and the Client or in which the Custodian is acting on behalf of the Client or otherwise, to any direct or indirect contractual counterparty in such transaction or such counterparty’s professional advisor, (iv) to any successor or assignee, or proposed successor or assignee, of the Custodian permitted hereunder provided that such successor or assignee agrees to be bound by the provisions of this Section) and (v) in connection with the Custodian’s enforcement of its rights hereunder or any litigation relating hereto. Any information otherwise authorized or permitted to be disclosed or provided by the Custodian under this Custody Agreement may be disclosed or provided by the Custodian via internet, web-based server or electronic mail and use of such medium shall not be considered to cause a breach of its confidentiality obligations set forth in this Section 30. The Custodian’s obligations hereunder with regard to any Confidential Information furnished to it shall terminate two years after receipt of such information. For the avoidance of doubt, the Custodian may disclose Confidential Information to the Client’s administrator at any time and in any manner.

(b)          The Client agrees that Custodian Information constitutes trade secrets proprietary to the Custodian. The Client agrees to keep the Custodian Information confidential and to utilize the Custodian Information solely for its own investment and trading activities. The Client further agrees to take or cause to be taken all commercially reasonable precautions to maintain the secrecy and confidentiality of such Custodian Information. The Client will not use or permit the use of internet-based services or any of the Custodian Information for any illegal purpose. The Client further acknowledges that any internet services provided by the Custodian and all intellectual property rights therein, including the Custodian Information, are the property of the Custodian and that the Client will have no right to reproduce, sell, license, or distribute any Custodian Information or any portion thereof without the prior approval thereof by the Custodian. In furtherance and not in derogation of the foregoing, the Client shall (and shall ensure that Investment Manager shall) hold in confidence all Custodian Information relating to the Property and this Custody Agreement or obtained via the internet, shall not use such Custodian Information for competitive purposes, except (i) as may be required to comply with any applicable law or regulatory authority or pursuant to legal process or otherwise as required in connection with litigation (and the Client agrees that it will, to the extent reasonably practicable and if permitted by applicable law, give the Custodian prior written notice of such disclosure reasonably sufficient to permit the Custodian to contest such disclosure), (ii) to governmental or regulatory authorities (including bank examiners) or national rating agencies that require access to information about the Client in connection with ratings issued to the Client, upon their request therefor, (iii) to any successor or assignee of the Client permitted hereunder (provided that such successor or assignee agrees to be bound by the provisions of this Section) and (iv) in connection with the Client’s enforcement of its rights hereunder. The Client’s obligations hereunder with regard to any Custodian Information furnished to it shall terminate two (2) years after receipt of such information.

(c)          Notwithstanding the foregoing, the Custodian may share Confidential Information and the Client may share Custodian Information, each with its respective professional advisors, counsel, agents and Affiliates in connection with the performance of its obligations hereunder; provided, each such Person shall be advised of the confidential nature of such information and shall agree to be bound by the terms of this Section 30.

(d)          Notwithstanding anything to the contrary set forth herein or in any other agreement to which the Parties are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions and relationship provided hereunder or contemplated hereby, shall not apply to the tax strategy, tax structure or tax treatment of the transactions and relationship provided herein or contemplated hereby, and each Party (and any employee, representative, or agent of any Party) may disclose to any and all Persons, without limitation of any kind, the tax strategy, tax structure and tax treatment of the transactions and relationship provided herein or contemplated hereby. The preceding sentence is intended to cause the transactions and the relationship provided herein or contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each Party acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the transactions and relationship provided herein or contemplated hereby.

31.          Assignment.

This Custody Agreement shall not be assigned by any party hereto without the prior express written consent of the other Party, provided that this Custody Agreement may be assigned by the Custodian to any successor to the Custodian or any Person acquiring the custody business of the Custodian. Any required consent of the Client to assignment by the Custodian shall not be unreasonably withheld. The Custodian may, in its sole discretion, consent or not consent to any requested assignment by the Client. The Parties hereto acknowledge and agree that the different standards provided in this Section 31 are intentional and reflect the different interests and concerns of the Parties with respect to any proposed assignment.

32.          Governing Law.

THIS CUSTODY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES WHICH WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS CUSTODY AGREEMENT.

33.          Submission to Jurisdiction.

For purposes of any suit, action or proceeding involving this Custody Agreement or any judgment entered by any court in respect of such suit, action or proceeding, the Client expressly submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York, New York, and agrees that any order, process or other paper may be served upon the Client within or without such court’s jurisdiction by mailing a copy by registered or certified mail, postage prepaid, to the Client at the Client’s address for notices provided in this Custody Agreement, such service to become effective 30 days after such mailing. The Client irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action of proceeding arising out of or relating to this Custody Agreement brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Client hereby irrevocably appoints Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, NY 10022 as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, the Client agrees to designate a new agent in The City of New York on the same terms and for the purposes of this provision reasonably satisfactory to the Custodian. Nothing contained in this Custody Agreement shall affect the Custodian’s right to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Client or the Client’s property in the courts of other jurisdictions. To the extent that the Client has or hereafter may acquire any irnmunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Client hereby irrevocably waives such immunity in respect of its obligations under this Custody Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth herein shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

34.          Jurisdiction of Securities Intermediary and Bank.

The Custodian and the Client agree that the Custodian’s jurisdiction (within the meaning of Section 8-110(e) and Section 9-304(b) of the UCC), acting in its capacities as “securities intermediary” and “bank” in respect of the Custody Account and the Deposit Account, is the State of New York.

35.          Counterparts.

This Custody Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Custody Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Custody Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Custody Agreement.

36.          Headings.

Headings to sections and subsections in this Custody Agreement are for the convenience of the Parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

37.          No Third Party Beneficiaries.

Except as expressly provided herein, this Custody Agreement is not intended to and shall not convey any rights to Persons not a party to this Custody Agreement.

38.          Joint Preparation of Custody Agreement.

The Client acknowledges that it has participated, through its counsel, with the Custodian in the preparation of this Custody Agreement and that no provision of this Custody Agreement shall be construed against any Party as the party drafting this Custody Agreement.

39.          Severability.

If any provision of this Custody Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the remaining provisions shall remain in full force and effect (as shall that provision in any other jurisdiction).

40.          Recordings.

The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Custody Agreement.

41.          USA Patriot Act.

The Custodian hereby notifies the Client that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Custodian may be required to obtain, verify and record information that identifies the Client, which information includes the name and address of the Client and other information that will allow the Custodian to identify the Client in accordance with such Act. The Client agrees to comply with any request by the Custodian for such information.

42.          Further Assurances.

The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Custody Agreement.

43.          Acknowledgement and Confirmation of Investment Manager.

By signing below the Investment Manager represents, warrants and confirms that it is the investment manager of the Client and agrees to be bound by all provisions hereof applicable to the Investment Manager. If the Investment Manager shall at any time cease to be the investment manager of the Client, it shall promptly so notify the Lender in writing.

44.          Waiver of Jury Trial.

THE CLIENT AND THE CUSTODIAN HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS CUSTODY AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER AND AGREE THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(remainder of page is intentionally left blank; signature page follows)

Persimmon Onshore - Custody Agreement 2005-09-27

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

ROYAL BANK OF CANADA,
as Custodian,

By:	/s/ Philip B. Wisener
Name: Philip B. Wisener
Title: Managing Director

By:	/s/ Walter R. Borek
Name: Walter R. Borek
Title: Vice President

PERSIMMON GROWTH PARTNERS FUND,
L.P.
By: Persimmon GP, LLC, its General Partner

By:	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

Agreed and acknowledged, to the extent provided
herein:
PERSIMMON CAPITAL MANAGEMENT, LP, as
Investment Manager of Persimmon Growth Partners
Fund, L.P.

By:	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

Persimmon Onshore - Custody Agreement 2005-09-27

SCHEDULE 1

Client Documents

Confidential Private Placement Memorandum, dated February 1, 2005

Limited Partnership Agreement, filed with Secretary of State of Delaware on January 2, 2004

Certificate of Limited Partnership, filed with Secretary of State of Delaware on December 11, 2003, as amended on December 30, 2003.

Persimmon Onshore - Custody Agreement 2005-09-27

SCHEDULE 2

AUTHORIZED PERSONS

Authorized by the Client to act on its behalf:

Name	Title	Specimen Signature

Gregory Horn	President of General Partner	/s/ Gregory Horn

Authorized by the Investment Manager to act on its behalf and/or for the Client:

Name	Title	Specimen Signature

Gregory Horn	President	/s/ Gregory Horn

Persimmon Onshore - Custody Agreement 2005-09-27

SCHEDULE 3
Custodian Fees

The Client shall pay to the Custodian for the performance of the Services specified in this Custody Agreement a monthly custodian fee (the “Custodian Fee”) based on the month-end total assets (and the total assets on the termination date of this Custody Agreement) of the Client held by the Custodian at the relevant basis points per annum rate as follows, subject always to a minimum monthly fee of US$1,000:

Month-end total assets (in U.S. Dollars)	Basis Points per annum

on total assets from $0 - $200 million	6
on total assets in excess of $200 million	4

For the purposes of this Custody Agreement, “month-end total assets” shall mean the total value of all Investee Fund Interests of the Client held by the Custodian, based upon the respective values of such Investee Fund Interests as reported by each such Investee Fund (or by its manager, advisor, administrator or other similar entity, as applicable) or upon estimates if such values are not available in a timely manner or are not reported on a monthly basis. For the avoidance of doubt, such values may differ from the values assigned to such Investee Fund Interests for collateral purposes by any member of RBC Group.

Notwithstanding the above and solely for purposes of determining, based on the chart above, the basis points per annum to be charged on the month-end total assets of the Client held by the Custodian hereunder, the “total assets” referenced in the first column of the foregoing chart shall refer to the aggregate month-end total assets of Client, Persimmon Absolute Return Fund, L.P. and Persimmon Absolute Return Offshore Fund, Ltd. held by the Custodian pursuant to this Agreement and similar custody agreements, if any, to the extent each of Client, Persimmon Absolute Return Fund, L.P. and Persimmon Absolute Return Offshore Fund, Ltd. is advised by Persimmon Capital Management, LP.

The Custodian Fee:

1.           shall be calculated and payable monthly in arrears and shall be taken as a percentage of the Client’s month-end total assets as of the close of business on the last day of each month, or if applicable, shall be the minimum monthly fee specified above;

2.           shall be paid to the Custodian by the Client in U.S. Dollars by deduction from the cash of the Client promptly at the end of each of month, followed by a summary statement in respect thereof to be sent to the Client by the Custodian;

3.           shall begin to accrue on the date of this Custody Agreement; and

4.           shall, if the Custodian Fee begins to accrue during a month or if this Custody Agreement terminates before the end of a month, be pro rated for the relevant period (subject always to Section 23(c) of this Custody Agreement).

The Client acknowledges that, as part of the Custodian’s compensation, the Custodian or its Affiliates will earn interest on balances, including disbursement balances and balances arising from transactions hereunder.

Miscellaneous Fees

The Custodian shall assess the following additional fees:

1.           Each subscription or redemption (together, “Transactions”) made by the Client beyond the first forty-eight (48) Transactions each calendar year made by the Client will be charged at US$250 per Transaction; provided that for the remainder of calendar year 2005, each Transaction beyond the first twelve (12) Transactions will be charged at US$250 per Transaction. For the avoidance of doubt, any additional allocations to existing subscriptions, as well as partial redemptions, shall count as Transactions for purposes hereof. If Persimmon Absolute Return Fund, L.P. does not execute with the Custodian a custody agreement substantially similar to this Agreement by April 1, 2006, the foregoing shall no longer apply and all Transactions effective as of or after April 1, 2006 made by the Client will be charged at US$250 per Transaction;

2.           Outgoing wire transfers will incur a charge of US$30 per transfer;

3.           Ad hoc reporting, tax reporting, regulatory filings, file transfers, system customization and programming will be provided at a rate of US$200 per hour;

4.           Out-of-pocket courier charges will be charged to the Client at cost;

5.           Assignments or transfers (in either case, only charged if assigned or transferred to another custodian or to a third party), pledges, and other transactions which require special handling will be charged at $500 per fund per transaction;

6.           If the Custodian chooses to accept allocation instructions later than those received by 12:00 Noon New York time on the fourth to last Business Day of any calendar month, or which are incomplete or incorrect, or for which the Client has on deposit with Custodian insufficient cash in immediately available funds as of such deadline, the Client will incur an additional US$200 charge per investment; and

7.           Other services to be charged as agreed under this Custody Agreement or otherwise.

EXHIBIT A

Current Account Agreement

ROYAL BANK OF CANADA

CURRENT ACCOUNT AGREEMENT
(CORPORATION OR PARTNERSHIP)

Branch

Account Title

Account Number

1.     Definitions. In this Agreement, the words “you”, and “your” mean each Depositor who signs this Agreement. The words “we” and “our” mean the bank indicated above. The word “Account” means the account specified above. The words “Month” and “Monthly” refer to the time period covered by each statement of the Account. The number of days in each Month may vary and may not necessarily constitute a calendar month.

2.     Term of Agreement. This Agreement shall remain in continuous effect until terminated by you or by us in accordance with Paragraph 16 below.

3.     Law, Rules and Regulations. In addition to this Agreement, your Account is also subject to applicable Federal laws, rules and regulations, clearing house rules, general commercial practices in the New York metropolitan area and any applicable New York State laws, rules and regulations.

4.     Deposits. You may make deposits in any amount at any time during our business hours via wire transfer. All deposits must be made in United States Dollars in immediately available funds. Your deposits will not become part of your available balance in your Account for the purposes of:

•      interest calculation (if any)
•      service charge calculation
•      average balance calculation
•      availability for withdrawal

until they are made available in accordance with our Availability Schedule. Deposits received by us when our branch named above is closed are considered to be made on the next full banking day. We may refuse, limit or return any deposit.

5.     Interest. The funds in your Account will not earn interest.

6.     Charges and Fees. You will pay the charges and fees described in our Service Price Schedule. We may charge your Account for any such charges or fees without notifying you in advance. We may change or add to those charges and fees without notifying you in advance.

Exhibit A

7.     Withdrawals and Transfers. You may make withdrawals or transfers from your Account by issuing checks on bank approved forms, if the bank provides or authorizes the use of such forms with respect to the Account, or by specific written instructions signed by you. We may refuse any withdrawal or transfer request if a claim is asserted against the funds in your Account, a legal garnishment or attachment is served, if you fail to repay on time any amount borrowed from us or for similar reasons. We will advise you of the reason why such action is taken.

8.     Insufficient Balance. You must maintain a balance in your Account that will cover all the transactions you make. If a check is presented to us for payment, or an instruction for wire transfer is given, when there are not sufficient available funds in your Account to cover it, we may pay or refuse payment, and if payment is refused with respect to any check, return it unpaid. Should we decide to pay a check, or comply with any payment instruction, against insufficient funds or uncollected balances, you will repay to us the amount by which the check or payment exceeds the funds in your Account.

9.     Form of Checks; Postdated Checks. We may return unpaid:

•	any check not on a form that you obtained from us or
•	any check dated later than the day you write it and presented to us before its date.

We will not be responsible for paying or certifying postdated checks.

10.   Collection of Checks, Drafts and Other Payment Instruments. We can choose the method of obtaining payment on your deposits or you may use other banks in the process. We are not responsible for actions taken by other banks, nor for the loss or destruction of any checks, drafts or other instruments in the possession of other banks or in transit. We are not responsible for any act or failure to act that is reasonable under the circumstances or that is consistent with the laws, rules, regulations and general commercial practices referred to in Paragraph 3 above.

11.   Stop Payment Orders. Stop payment orders must be in writing, signed by you and submitted to our office where the Account is maintained (which is the office first indicated above, unless you have requested and we have agreed that the Account be maintained at a different office) at least two (2) business days before the check is presented to us for payment and must specify the exact amount of the check, the payee, the date of the check, the number of the check and the number of your Account.

Exhibit A

12.   Verification of Account. We will send you at the end of each Month a statement of the deposits in and withdrawals from your Account during that Month. Any fees and charges you have incurred will also appear on your statement. If you do not receive a statement and the cancelled checks or debit advices relating to that statement by the 10th day after the end of each Month, you must notify us. Within thirty (30) days after the date of the statement you must check the correctness of each statement, checks and debit advices and notify our office where the Account is maintained in writing of any omissions from the statement or any inaccurate entries in the statement (including entries from payments made on forged or unauthorized signatures or altered instruments). Except for the entries or omissions as to which you will have given us the notice required by this Paragraph and for forged or unauthorized endorsements, you hereby agree that each statement accurately and correctly sets forth all of the transactions in your Account during the Month covered by the statement. Your failure to notify us in writing, within thirty (30) days after the date of the statement which sets forth our payment, that we have paid an instrument that had been altered or that bears a forged or unauthorized signature, will constitute a waiver by you of any claims that you may have against us for such payment. Your failure to notify us in writing, within 180 days after the date of the statement that sets forth our payment, that we have paid an instrument bearing a forged or unauthorized endorsement will constitute a waiver by you of any claims that you may have against us for such payment.

13.   Waiver of Protest. You agree to waive protest of checks deposited in your Account.

14.   Set Off. We may withdraw any or all of the money from your Account and apply that money to reduce any indebtedness that you owe to us. If we do so, we will mail you notice of the set off and advise you of the reasons for set off.

15.   Changes of Terms and Conditions. The terms of this Agreement may not be changed unless the change is authorized by us in writing. We may change the terms of this Agreement at any time.

16.   Termination. Either you or we may close your Account at any time. Any checks presented to us for payment after your Account has been closed may be returned by us unpaid.

17.   Change in Membership. (Applicable only to Partnerships). This Agreement will continue in full force and effect until terminated pursuant to paragraph 16 above, regardless of changes in your membership through the death or withdrawal of one or more partners or the addition of one or more partners or otherwise.

18.   Who is Bound. Your obligations under this Agreement will also be binding on your successors in interest.

19.   Assignment. You may not assign your Account without our prior written approval.

20.   Power of Attorney. We will recognize the authority of a Person to whom you have given power of attorney with regard to your Account on a form obtained from us.

21.   Change in Address. You must promptly notify us in writing of any change in your address. Mail will be sent to you at the most recent address we have recorded for your Account.

Exhibit A

22.   Indemnity; Expenses. We may refuse to follow any instruction that we believe exposes us to potential liability under the law or we may require you to indemnify us against any claims if we follow such instruction. You hereby agree to pay all expenses, including attorneys’ fees, incurred or paid by us with respect to your Account whether in relation to the circumstances described in the foregoing sentence or for any other reason whatsoever.

23.   Waiver. We may waive any of the terms and conditions of this Agreement but the waiver will apply only on that occasion.

24.   Governing Law. This Agreement shall be governed by the laws of the State of New York and any applicable Federal laws.

25.   Acceptance and Acknowledgement. Your signature below will indicate your acceptance of the terms of this Agreements and your acknowledgement that you have received

* a copy of this Agreement,
* a copy of our current Service Price Schedule and
* a copy of our current Availability Schedule.

Date:
(Name of Corporation or Partnership)

ROYAL BANK OF CANADA,
as Custodian

By:
Name:
Title:

PREP BY	CHK. BY

EXHIBIT B-1

Form of Opinion of New York Counsel to the Client

{date}

Royal Bank of Canada
One Liberty Plaza
New York, New York 10006-1404

Re:         Persimmon Growth Partners Fund, L.P.

Ladies and Gentlemen:

We have acted as special New York counsel to PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized and existing under the laws of Delaware (“the “Client”), in connection with the Custody Agreement dated as of September 27, 2005 (the “Custody Agreement”) between the Client and Royal Bank of Canada (the “Custodian”). This opinion letter is being furnished to you at the Client’s request pursuant to Section 20 of the Custody Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Custody Agreement.

In rendering the opinions expressed below, we have examined:

(i)        the Custody Agreement;

(ii)       the Client Documents; and

(iii)      such records of the Client and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Custody Agreement and certificates of appropriate representatives of the Client.

For the purposes of giving our opinions herein set forth we have also assumed, without any independent investigation, that:

(i)        The Custody Agreement has been duly authorized, executed and delivered by the Custodian;

Exhibit B-1

(ii)       all signatures on the Custody Agreement (other than those on behalf of the Client) have been duly authorized;

(iii)      the Client is a limited partnership, validly existing and in good standing under the laws of Delaware and has the power and authority to execute and deliver, and to perform its obligations under, the Custody Agreement; and

(iv)      the Client has duly executed and deliver the Custody Agreement.

Based upon the foregoing, subject to the assumptions, qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.         The Custody Agreement is the legal, valid and binding obligation of the Client enforceable against the Client in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.         The execution, delivery and performance by the Client of the Custody Agreement and the consummation of the transactions contemplated thereby do not and will not (a) violate any federal law of the United States (including the Securities Act of 1933, the Securities Exchange Act of 1934 or the Investment Company Act of 1940) or any law of the State of New York, (b) to our knowledge, violate any order, writ, judgment, injunction, decree, determination or award known to us and issued by any court or governmental or regulatory authority, body or agency or any arbitrator applicable to the Client or any of its Affiliates, (c) to our knowledge, contravene any of the terms, conditions or provisions of any offering or placement document, indenture, mortgage, lease or other agreement or instrument to which the Client or any of its Affiliates is a party, or by which any of them or their properties is bound, or to which any of them is subject, or (d) result in or require the creation or imposition of any lien or security interest on any Property except as permitted or provided for by the Custody Agreement.

3.         No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or agency of the United States or the State of New York or, to our knowledge, any other third party is required for or in connection with (a) the execution, delivery or performance by the Client of the Custody Agreement or the consummation of the transactions contemplated thereby or (b) the legality, validity, binding effect or enforceability of the Custody Agreement.

4.         Pursuant to Section 13 of the Custody Agreement, the Custodian has a valid, enforceable and perfected security interest in the Property to secure the obligations of the Client to the Custodian specified in such Section 13, subject to no prior security interests or other liens other than the security interest granted to Royal Bank of Canada by the Client pursuant to the Security Agreement between such parties dated {date}.

Exhibit B-1

5.         To the best of our knowledge, there is no pending or threatened action or proceeding affecting the Client before any court, governmental agency or arbitrator that if adversely determined could have a material adverse effect on the Client or its assets or property or that purports to affect the legality, validity or enforceability of the Custody Agreement.

6.         The Client is not an “investment company” or a company “controlled by” an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

7.         The Client is not, and it is not acting on behalf of, (a) an “employee benefit plan” or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “IRC”), (b) to our knowledge, any entity which may be deemed to hold assets of any such plan, or (c) a governmental or church benefit plan which is subject to any Federal or state law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4775 of the IRC, and no part of the Property consists of the assets of any such “employee benefit plan” or plan specified in clause (i) (ii) or (iii) above.

8.         To our knowledge the Client is not in violation of any law, rule, or regulation, order, writ, judgment, injunction, decree or award, or in breach of any contractual restriction, binding upon it, except for any such violation or breach that would not have a material adverse effect on the Client, its assets or properties or its performance of its obligations hereunder.

The opinions set forth herein are limited to laws as in effect and facts as they exist on the date hereof. We assume no obligation to revise or supplement such opinions after the date hereof or as a result of any change in circumstances under which such opinions were given.

We do not express any opinion herein concerning any law other than the laws of the State of New York, {insert name of relevant Delaware act} and the federal laws of the United States of America.

The opinions set forth herein are rendered to you solely for your benefit and the benefit of each of your successors and assigns under the Custody Agreement. This opinion letter may not be relied upon by any other Person, nor may it be quoted, in whole or in part, summarized or otherwise referred to, nor may copies hereof be furnished or delivered to any other Person, without the prior written consent of this firm; provided that you may disclose copies if required in connection with any audit or any bank or other regulatory examination or as required by law.

Very truly yours,

EXHIBIT B-2

Form of Opinion of Delaware Counsel to the Client

{date}

Royal Bank of Canada
One Liberty Plaza
New York, New York 10006-1404

Re:         Persimmon Growth Partners Fund, L.P.

Ladies and Gentlemen:

We have acted as counsel to PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized and existing under the laws of Delaware (the “Client”), in connection with the Custody Agreement dated as of September 27, 2005 (the “Custody Agreement”) between the Client and Royal Bank of Canada (the “Custodian”). This opinion letter is being furnished to you at Client’s request pursuant to Section 20 of the Custody Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Custody Agreement.

In rendering the opinions expressed below, we have examined;

(i)        the Custody Agreement;

(ii)       the Client Documents; and

(iii)      such records of the Client and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures other than those on behalf of the Client, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Custody Agreement and certificates of appropriate representatives of the Client.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than the Client);

Exhibit B-2

(ii)       all signatures on such documents have been duly authorized (other than the Client); and

(iii)      all of the parties to such documents are duly organized and validly existing and have the power and authority to execute, deliver and perform such documents (other than the Client).

Based upon the foregoing, subject to the assumptions, qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.         The Client is a limited partnership, duly organized, validly existing and in good standing under the laws of Delaware.

2.         The Client has all requisite power and authority to (a) own or lease and operate its properties, (b) carry on its business as now conducted and proposed to be conducted, (c) execute and deliver, and perform its obligations under, the Custody Agreement, (d) grant to the Custodian the powers and authorities granted to it pursuant to the Custody Agreement, including all powers in respect of the Client and the Property, (e) authorize the Custodian to establish the Custody Account and the Deposit Account and (f) give Instructions in relation to the Custody Account and the safekeeping and custody of the Property.

3.         The execution, delivery and performance by the Client of the Custody Agreement have been duly authorized by all necessary action on the part of the Client.

4.         The Custody Agreement has been duly executed and delivered by the Client.

5.         The execution, delivery and performance by the Client of, and the consummation by the Client of the transactions contemplated by, the Custody Agreement do not (a) violate the Client Documents, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, judgment, injunction, decree, determination or award or other legal requirement known to us of any court, governmental authority or agency or arbitrator applicable to the Client or any property or assets of the Client, (d) contravene or require any consent under any agreement or instrument known to us to which the Client or any of its Affiliates is a party or by which it or any of its Affiliates, or its or its Affiliates’ properties, is bound or to which it is subject, or (e) result in or require the creation or imposition of any security interest, lien or charge on any Property other than as permitted or provided for by the Custody Agreement.

6.         To our knowledge the Client is not in violation of any law, rule, or regulation, order, writ, judgment, injunction, decree or award, or in breach of any contractual restriction, binding upon it, except for any such violation or breach that would not have a material adverse effect on the Client, its assets or properties or its performance of its obligations hereunder.

Exhibit B-2

7.         No order, consent, approval, license, authorization, or validation of, and no filing, recording or registration with, or exemption of waiver by, any governmental or regulatory authority, body or agency of Delaware or, to our knowledge, any third party is required on the part of the Client for or in connection with (i) the execution, delivery or performance of the Custody Agreement, (ii) the legality, validity, binding effect or enforceability of the Custody Agreement or (iii) the validity, enforceability, perfection or priority of the security interest granted to the Custodian thereunder.

8.         Under conflict of laws principles of Delaware the stated choice of New York law to govern the Custody Agreement will be honored by the courts of Delaware, and the Custody Agreement will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Custody Agreement were stated to be governed by and construed in accordance with the law of Delaware, or if a Delaware court were to apply the law of Delaware to the Custody Agreement, the Custody Agreement would constitute the legal, valid and binding obligation of the Client, enforceable against the Client in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Custody Agreement is in proper legal form under the laws of Delaware for the enforcement thereof against the Client in Delaware.

9.         To the best of our knowledge there is no pending or threatened action or proceeding affecting the Client or any of its Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator that, if adversely determined, could have a material adverse effect on the fund or the Property or that purports to affect the legality, validity of enforceability of the Custody Agreement.

10.       To the extent that under the laws of the State of New York the Custodian has a valid, enforceable and perfected lien on, charge over or security interest in the Property to secure the obligations of the Client to the Custodian specified in the Custody Agreement, such lien, charge and security interest would be treated as valid, enforceable and perfected under the laws of Delaware, with the same priority as it has under the laws of the State of New York.

11.       The Client is generally subject to suit in Delaware, and neither it nor any of its assets, properties and revenues (including, but not limited to, the Property) has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

12.       There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Delaware, either on or by virtue of the execution or delivery of the Custody Agreement or on any payment to be made by the Client pursuant to the Custody Agreement. The Client is permitted to make all payments pursuant to the Custody Agreement, free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Delaware or any taxing authority thereof or therein.

Exhibit B-2

13.       It is not necessary in order to assure the legality, validity, enforceability and admissibility in evidence of the Custody Agreement in Delaware, or the validity, enforceability, perfection or priority of the lien, charge and security interest granted to the Custodian thereunder, that the Custody Agreement or any other document be filed or recorded with any governmental authority in Delaware or be notarized or that any stamp or similar tax be paid on or in respect of the Custody Agreement.

14.       The courts of Delaware will recognize as a valid judgment, and permit the same to found the basis of a new action in Delaware, any final and conclusive judgment in personam obtained in a state or federal court in New York against the Client based on the Custody Agreement or under which a sum of money is payable and should give a judgment based thereon without there being a re-trial of the merits provided that:

(a)       such courts in New York had proper jurisdiction over the parties subject to such judgment;

(b)       such judgment was not obtained by fraud;

(c)       the enforcement of such judgment would not be contrary to the public policy of Delaware (we are not aware of any reason that the enforcement of any such judgment would be contrary to such public policy); and

(d)       the judgment is not inconsistent with another judgment in Delaware in respect of the same matter.

15.       It is not necessary under the laws of Delaware that the Custodian be licensed, qualified or entitled to carry on business in Delaware in order for the Custodian to act as custodian for the Property or to enable the Custodian to enforce its rights under the Custody Agreement.

16.       The Custodian is not and will not be deemed to be resident, domiciled, subject to taxation, or required to be licensed, qualified or entitled to carry on business in Delaware solely by reason of the Custodian’s execution and delivery of the Custody Agreement or the performance or enforcement thereof by the Custodian or the receipt by the Custodian of payments thereunder.

The opinions set forth herein are limited to laws as in effect and facts as they exist on the date hereof. We assume no obligation to revise or supplement such opinions after the date hereof or as a result of any change in circumstances under which such opinions were given.

We do not express any opinion herein concerning any law other than the laws of Delaware.

Exhibit B-2

The opinions set forth herein are rendered to you solely for your benefit and the benefit of each of your successors and assigns under the Custody Agreement. This opinion letter may not be relied upon by any other Person, except that New York counsel for the Client may rely hereon in giving its opinion concerning the Custody Agreement, nor may it be quoted, in whole or in part, summarized or otherwise referred to, nor may copies hereof be furnished or delivered to any other Person, without the prior written consent of this firm; provided that you may disclose copies if required in connection with any audit or any bank or other regulatory examination or as otherwise required by law.

Very truly yours,

ADDENDUM A

Cash Management

Capitalized terms in this Addendum not otherwise defined herein shall have the meanings ascribed to such terms in the Custody Agreement.

Subject to the receipt of Instructions, uninvested Cash balances held as part of the Property by the Custodian shall be held as described herein.

Uninvested Cash balances of up to US$2,500 shall be held in the Deposit Account. The Client acknowledges that such a Deposit Account may be a demand deposit account for certain bank regulatory purposes of the jurisdiction in which the Deposit Account is maintained and may, therefore, not be an interest-bearing account. In particular, the Custodian contemplates that the Deposit Account shall be established as a demand deposit account at the New York Branch of Royal Bank of Canada located at One Liberty Plaza, 3rd Floor, New York, NY 10006-1404, and pursuant to U.S. regulatory provisions such account may not pay interest.

Subject to any Control Agreement to which Custodian may be party, in the event uninvested Cash balances in the Deposit Account exceed US$2,500 as of 3:00 p.m. on any Business Day, the amount of the entire Cash balance shall be “swept” by the Custodian out of the Deposit Account on such Business Day into an interest bearing Deposit Account in the name or nominee name of the Custodian, for the benefit of its customers (a “Secondary Account”) on the books of a financial institution that may be a bank branch, Subsidiary or Affiliate of the Custodian, in jurisdictions inside or outside the U.S. (any of these, a “Secondary Account Provider”). In establishing this Secondary Account, the Custodian may commingle Cash held for the Client with other cash that the Custodian holds in a custodial, fiduciary or trust capacity provided that the Custodian observes its duties to record on its books, for return and credit to the Deposit Account, those amounts attributable to the Client. The Secondary Account may be maintained with any Secondary Account Provider the Custodian may select in its sole discretion, and deposits credited thereto will be payable from such jurisdictions and subject to the risks and regulations of such jurisdiction which risk shall be borne by the Client, not the Custodian. The Secondary Account will bear interest at the prevailing rate established by the applicable Secondary Account Provider. Interest rates and the annual percentage yield on the Secondary Account may change. The Custodian will provide periodic notices to the Client of interest rates and interest rate changes associated with the Secondary Account. The method by which Secondary Accounts earn interest (daily, weekly, monthly, average balances, etc.) may be different depending upon the Secondary Account Provider and the Custodian will provide periodic notices to the Client upon request of methods and changes in the methods of calculating interest. There shall be deemed to be a standing Instruction to maintain the Cash in the Secondary Account indefinitely until other Instructions are provided or until such Cash is needed to pay a debit balance in, or items drawn on, the Deposit Account, except that, if any notice of exclusive control shall be given by a secured party to the Custodian pursuant to any Control Agreement, the Custodian shall promptly upon receipt of any such notice, withdraw from the Secondary Account and credit to the Deposit Account all funds held for the benefit of the Client.

To the extent, if any, that Cash credited to a Secondary Account is invested by the Custodian in Financial Instruments in connection with any “sweep” hereunder, such investments shall be held by the Custodian through one or more accounts with one or more Secondary Account Providers, in the name or nominee name of the Custodian and may be commingled with the other investments of the Custodian on behalf of other customers.

The Custodian may amend this Addendum or change its Cash management procedures with notice to the Client and, to the extent that the Custodian is party to any Control Agreement, only upon prior written notice to and consent of any secured party thereunder.

Add. A Page 2

FIRST AMENDMENT TO CUSTODY AGREEMENT

FIRST AMENDMENT TO CUSTODY AGREEMENT (this "Amendment"), dated as of August [__], 2010, between ROYAL BANK OF CANADA, in the capacity of custodian hereunder (together with any affiliate thereof performing custodial services hereunder as permitted herein, and any permitted successors and assigns of Royal Bank of Canada or any such affiliate acting in such capacity, the "Custodian") and PERSIMMON GROWTH PARTNERS FUND, L.P. (the "Client" and, together with the Custodian, the "Parties").

W I T N E S S E T H:

WHEREAS, the Client and the Custodian are parties to the Custody Agreement, dated as of September 27, 2005 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the "Custody Agreement"), pursuant to which the Custodian provides certain custodial services to the Client;

WHEREAS, pursuant to the Credit Agreement, dated as of October 27, 2005 (as amended by the amendment letter, dated as of January 28, 2009, the "Credit Agreement"), between the Client and Royal Bank Of Canada, in the capacity of lender thereunder (the "Lender"), the Lender agreed, subject to the terms and conditions set forth therein, to provide a credit facility to the Client for loans to the Client in a maximum aggregate principal amount not exceeding US$5,000,000 at any one time outstanding;

WHEREAS, the Client and the Lender desire to amend the Credit Agreement pursuant to that certain Second Amendment to Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Second Amendment") to, among other things, permit the Client to register as an "investment company", as defined in the Investment Company Act; and

WHEREAS, in connection with the Second Amendment, the Client and the Custodian desire to amend the Custody Agreement to permit such registration.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Custody Agreement or the Credit Agreement, as applicable.

2.           Amendments to Custody Agreement.  Subject to Section 3 below and based on the representations and warranties set forth herein, the Custody Agreement is hereby amended as follows:

a.           Amendment to Section 20(a)(iv).  Section 20(a)(iv) of the Custody Agreement is amended by replacing such clause in its entirety with the following:

"(iv) is an "investment company" (as defined in the ICA) required to register under the ICA."

b.           Amendment to Section 21(c).  Section 21(c) of the Custody Agreement is amended by replacing such clause in its entirety with the following:

"(c) The Custodian has complied and will continue to comply with all laws, rules and regulations having application to its business, properties and assets, including the ICA, the violation of which could materially adversely affect the Custodian’s performance of its obligations under this Custody Agreement."

c.           Amendment to Section 21.  Section 21 of the Custody Agreement is amended by inserting the following new Section 21(d) and Section 21(e) immediately following Section 21(c) thereof:

"(d) The Custodian is a “Bank” as defined in Section 2(a)(5) of the ICA.

  (e) The Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the ICA."

d.           Amendment to Schedule 1.  Schedule 1 of the Custody Agreement is amended by replacing such Schedule in its entirety with the Amended Schedule 1 attached hereto.

3.           Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment of each of the following conditions precedent:

a.           the Custodian shall have received a counterpart of this Amendment duly executed by the Client; and

b.           each of the conditions precedent set forth in Section 4 of the Second Amendment shall have been fulfilled or waived by the Lender.

4.           Effect Of Amendment Upon Facility Documents.

a.           The Custody Agreement, as amended hereby, and each of the other Facility Documents (as defined in the Credit Agreement) shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.  The execution, delivery and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Custodian under the Custody Agreement or any other Facility Document.  The modifications herein are limited to the specific instances set forth herein, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Facility Documents, and shall not operate as a consent to any further or other matter under the Facility Documents.

b.           Each reference in the Custody Agreement to "this Custody Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Custody Agreement, and each reference in the other Facility Documents to "the Custody Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Custody Agreement, shall mean and be a reference to the Custody Agreement as amended hereby.

c.           To the extent that any terms and conditions in any of the Facility Documents shall contradict or be in conflict with any terms or conditions of the Custody Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Custody Agreement as modified or amended hereby.

5.           Representations And Warranties.  The Client hereby represents and warrants to the Custodian as follows:

a.           This Amendment is a legal, valid and binding obligation of the Client enforceable against the Client in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.           The representations and warranties set forth herein and, except as amended pursuant to this Amendment, in the Custody Agreement, are true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof).

6.           Amendment as Facility Document.  The Client hereby acknowledges and agrees that this Amendment constitutes a "Facility Document" under the Credit Agreement.

7.           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

8.           Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.           GOVERNING LAW; CHOICE OF VENUE; WAIVER OF JURY TRIAL AND NOTICES.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN THE CUSTODY AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER AND NOTICE PROVISIONS OF THE CUSTODY AGREEMENT.

10.           Entire Agreement.  This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties.  There are no oral agreements among the parties relating to the subject matter hereof or any other subject matter relating to this Amendment.

11.           Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remaining provisions of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

12.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Client, the Custodian and each of their respective permitted successors and assigns.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

ROYAL BANK OF CANADA,
as Custodian

By: __________________________
Name: ________________________
Title: _________________________

By: __________________________
Name: ________________________
Title: _________________________

PERSIMMON GROWTH PARTNERS FUND, L.P. By: Persimmon GP, LLC, its General Partner By: __________________________ Name: ________________________ Title: _________________________

Agreed and acknowledged, to the extent provided herein:

PERSIMMON CAPITAL MANAGEMENT, L.P.,
as Investment Manager of
Persimmon Growth Partners Fund, L.P.

By: __________________________
Name: ________________________
Title: _________________________

Amended Schedule I

[See attached]

SCHEDULE 1

Client Documents

[Updated Schedule to be provided by Persimmon.]